UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ............)
Filed by the Registrant X
Filed by a Party other than the Registrant
Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
X Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12
Name of Registrant as Specified In its Charter
NASDAQ, INC.
Name of Person(s) Filing Proxy Statement, if Other Than the Registrant N/A
Payment of Filing Fee (Check the appropriate box):
X No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1. Title of each class of securities to which transaction applies
2. Aggregate number of securities to which transaction applies
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4. Proposed maximum aggregate value of transaction
5. Total fee paid
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1. Amount Previously Paid
2. Form, Schedule or Registration Statement No.
3. Filing Party
4. Date Filed

NOTICE OF 2016 ANNUAL
MEETING OF STOCKHOLDERS
AND PROXY STATEMENT
THURSDAY, MAY 5, 2016 AT 9:00 A.M.
NASDAQ HEADQUARTERS, ONE LIBERTY PLAZA
NEW YORK, NEW YORK
Nasdaq

MARCH 24, 2016
DEAR FELLOW STOCKHOLDERS,
Our goal as a Board is to maximize the company’s long-term value through the execution of a strong growth-oriented business strategy that encompasses sound business judgment, comprehensive risk management and ethical conduct. In 2015, Nasdaq continued forward on this path and achieved another year of record performance for our partners and stockholders. We are pleased to share with you highlights of those results.
LONG-TERM STRATEGIC FOCUS
Our total stockholder return during 2015 was 24%, exceeding both the S&P 500 and our closest peer group. We continue to allocate the capital needed to support our long-term business strategy and focus on serving our clients and optimizing return. Over the past three years, we have allocated over $100 million for R&D initiatives and $1.4 billion in bolt-on acquisitions, while also returning $899 million to our stockholders. What follows are a few examples of how these strategic investments continue to shape the growth and evolution of Nasdaq’s business.
In 2015, we continued to expand Nasdaq Private Market, our platform for private companies, through the acquisition of SecondMarket and the initial release of Linq, our blockchain technology-based platform. We are pleased to see that secondary market transactions hit record levels in 2015 and are proud that Nasdaq platforms facilitated transactions worth more than $1.6 billion with over 100 companies. Providing access to capital has always been of fundamental importance to Nasdaq and we will continue to invest in and develop technology solutions that advance our client’s ambitions.
Similarly, Nasdaq’s ambition is to provide trading customers with greater efficiency and choice. Our investment in Nasdaq Futures, Inc. (NFX) provides energy traders with a mix of new products, innovative technology and clearing services. After two years of groundwork, we launched this platform last July with U.S. energy futures products. Now in its seventh month of operation, progress thus far has been extremely encouraging with strong open interest and over 90 firms executing transactions on NFX.
We are also continuing our development of NLX, our market offering a range of both short-term interest rate and long-term interest rate euro and sterling based listed derivative products. NLX offers significant capital efficiencies for customers. Although this business is still in an investment phase, we believe that the potential long-term value and benefits that NLX offers outweighs the short-term impact to earnings growth.
As NLX continues to evolve, so does our 2013 acquisition of eSpeed. The fixed income markets continue to be challenging for all players. During the lull, we have upgraded the platform’s technology and expanded the product portfolio so that we will be well-positioned when this market recovers.
Our investments in technologies, solutions and talent are enabling us to deliver greater value for our clients across all of our businesses. As an example, Nasdaq IR Insight completed its full commercial launch earlier this year. This innovative solution facilitates the Investor Relations role in proactively providing executive officers with real-time information through a custom dashboard. This platform will not only reshape the workflows and productivity for corporate officers, but it will provide the foundation for many of our future product releases.
Our focus to leverage technology for the benefit of our collective clients and the broader capital markets is what is most important. The combined effect of these investments and our long-term strategic focus has positioned Nasdaq to deliver meaningful growth and returns for shareholders.
Börje E. Ekholm
Charlene T. Begley
Steven D. Black
Robert Greifeld
Glenn H. Hutchins

Essa Kazim
Thomas A. Kloet
Ellyn A. McColgan
Michael R. Splinter
Lars R. Wedenborn
SOUND RISK MANAGEMENT
In addition to sound strategy, our success is built on sound operating principles. Integrity forms the foundation of everything we do. The Audit Committee regularly reviews the risk management procedures of the company and reports any issues to the full Board. We regularly evaluate regulatory, financial, technology and reputational risks across all of our businesses. All strategic initiatives are reviewed for relevant risks as part of the approval process.
Cybersecurity and cyber risk continue to be paramount for all companies today - especially those in financial services. As such, we are focused on ensuring the resiliency of critical infrastructure, enhancing crisis management and developing a strategy that emphasizes preventive and responsive action. Providing effective oversight of cybersecurity through review of risks and threat assessments, governance and monitoring, employee training, oversight of third parties and incident response preparedness are key priorities for the full Board.
BOARD COMPOSITION
Our Board continues to undergo a thoughtful and strategic evolution that is facilitated by an annual effectiveness assessment. We encourage you to review the skills, qualifications and experience that the Board has identified as important attributes for Nasdaq Directors and how these attributes align with 2016 Director nominees.
SUCCESSION PLANNING AND TALENT MANAGEMENT
As a financial technology company, smart entrepreneurial talent is core to our success. Attracting top talent to our company is a core focus, and we continue to work closely with our company’s executive team in the development of a strong talent pool for senior leadership positions. As new opportunities emerge, having the right people to execute is imperative to our success. In 2015, there were a number of significant changes among leadership roles, including the appointment of Adena Friedman as President and Chief Operating Officer. We acknowledge the dedication and accomplishments of each company executive and remain committed to positioning our company for further growth through ongoing talent management and the deepening of our leadership bench.
INVESTOR AND STOCKHOLDER ENGAGEMENT
The views of stockholders about the company, our strategy, management, governance and compensation practices are important to the Board. In 2015, we continued our practice of engaging with stockholders on business and governance issues. This ongoing review process enabled the Board to consider this important feedback throughout the year.
We encourage you to share your thoughts, opinions and suggestions with us on any topic. You can do so by writing us at: AskBoard@nasdaq.com or Nasdaq Board of Directors c/o Joan C. Conley, Senior Vice President and Corporate Secretary, 805 King Farm Blvd, Rockville, Maryland 20850. All stockholders are also invited to attend our 2016 Investor Day on Thursday, March 31, 2016, which will be held from 8:00 a.m. until 1:00 p.m. at the NASDAQ MarketSite, 4 Times Square, New York, NY. To attend this event, please register at http://q.nasdaq.com/Nasdaq2016InvestorDay. Stockholders who cannot attend in person are invited to view the webcast live at http://ir.nasdaq.com/events.cfm.
We thank you for your support and confidence in us as we work to grow the company and increase long-term stockholder value. Thank you for the trust you have placed in us.
The Board of Directors of Nasdaq, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
THURSDAY, MAY 5, 2016
9:00 A.M. (EDT) NASDAQ EXECUTIVE OFFICES One Liberty Plaza New York, New York 10006
HOW TO VOTE
Your vote is important. You are eligible to vote if you were a stockholder of record at the close of business on March 7, 2016. Please read the proxy statement with care and vote right away using any of the following methods and your control number.
TO THE STOCKHOLDERS OF NASDAQ, INC.:
You are receiving this proxy statement because you were a stockholder at the close of business on the record date of March 7, 2016 and are entitled to vote at the meeting. The Annual Meeting will be held for the following purposes to:
• elect 10 directors for a one-year term;
• approve the company’s executive compensation on an advisory basis;
• ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;
• consider a stockholder proposal described in the accompanying proxy statement, if properly presented at the meeting; and
• transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.
We urge you to read the attached proxy statement for additional information concerning the matters to be considered at this meeting.
If you plan to attend the meeting in New York, you will need to request an admission ticket in advance and present a valid form of photo identification and proof of ownership of our common stock as of the record date as detailed on page 58 of the proxy statement. Please plan to arrive at the meeting location in enough time to check in and join the meeting.
If you are unable to attend in person, please join the live webcast from our Investor Relations website.
By Order of the Board of Directors,
Robert Greifeld
Chief Executive Officer
New York, New York
March 24, 2016
BY INTERNET USING YOUR TABLET OR SMART PHONE
Scan this QR code 24/7 to vote with your mobile device
BY PHONE
Call +1 800 690 6903 in the U.S. or Canada to vote your shares
BY INTERNET USING YOUR COMPUTER
Visit 24/7 www.proxyvote.com
BY MAIL
@ Cast your ballot, sign your proxy card and return by free post
ATTEND THE ANNUAL MEETING
Vote in Person
Participate in the live webcast of the meeting from our Investor Relations website:
HTTP://IR.NASDAQ.COM/ANNUAL-MEETING-INFO.CFM

ACRONYMS AND CERTAIN DEFINED TERMS
401(K) PLAN
Tax-qualified Section 401(k) savings plan
ASC
Accounting Standards Codification
CIP
Corporate Incentive Plan
COBRA
Consolidated Omnibus Budget Reconciliation Act
CODE
Internal Revenue Code of 1986, as amended
ECIP
Executive Corporate Incentive Plan
EPS
Earnings Per Share
EQUITY PLAN
Nasdaq’s Equity Incentive Plan
ERC
Employer Retirement Contribution
ERM
Enterprise Risk Management
ESPP
Employee Stock Purchase Plan
EXCHANGE ACT
Securities Exchange Act of 1934, as amended
FASB
Financial Accounting Standards Board
FASB ASC TOPIC 718
FASB ASC Topic 718, “Stock Compensation”
FINRA
Financial Industry Regulatory Authority
GAAP
Generally Accepted Accounting Principles
H.E.
His Excellency
IPO
Initial Public Offering
NASDAQ
Nasdaq, Inc.
PCAOB
Public Company Accounting Oversight Board
PSUS
Performance Share Units
RSUS
Restricted Stock Units
SEB
Skandinaviska Enskilda Banken AB
SEC
U.S. Securities and Exchange Commission
SERP
Supplemental Executive Retirement Plan
S&P
Standard & Poor’s
TSR
Total Stockholder Return

PROXY
SUMMARY
CORPORATE
GOVERNANCE
BOARD OF
DIRECTORS
NAMED
EXECUTIVE
OFFICER
COMPENSATION
AUDIT
COMMITTEE
MATTERS
OTHER ITEMS
ANNEX A
TABLE OF CONTENTS
1
Corporate Governance Framework 5
Corporate Responsibility and Citizenship 7
Stockholder Outreach 8
Stockholder Communication with Directors 8
PROPOSAL I: ELECTION OF DIRECTORS 9
Board Committees 15
Director Compensation 18
PROPOSAL II: APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION ON AN 21
ADVISORY BASIS
Compensation Discussion and Analysis 21
Management Compensation Committee Report 35
Management Compensation Committee Interlocks and Insider Participation 35
Executive Compensation Tables 35
Section 16(a) Beneficial Ownership Reporting Compliance 45
Security Ownership of Certain Beneficial Owners and Management 45
Audit Committee Report 49
Annual Evaluation and Selection of Independent Auditors 50
PROPOSAL III: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED 51
PUBLIC ACCOUNTING FIRM
Executive Officers 53
Certain Relationships and Related Transactions 54
PROPOSAL IV: STOCKHOLDER PROPOSAL - SHAREHOLDER PROXY ACCESS 56
Other Business 57
Questions and Answers About our Annual Meeting 57
Reconciliation Of U.S. GAAP Financial Measures To Non-GAAP 63

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider in voting your shares. You should read the entire proxy statement, as well as our 2015 annual report on Form 10-K, carefully before voting.
VOTING MATTERS AND BOARD RECOMMENDATIONS
Proposal
Board Voting Recommendation
Page Reference
I. Election of 10 directors
FOR EACH NOMINEE 9
II. Approval of the company’s executive compensation on an advisory basis
FOR 21
III. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December
FOR 51
31,2016
The Board is seeking input on
IV. Stockholder Proposal – Shareholder Proxy Access
Proposal IV, but is not making a voting
56
recommendation on this proposal.
PERFORMANCE HIGHLIGHTS
Nasdaq delivered excellent results for stockholders in 2015 as we continued to propel our business forward and position ourselves as a fully transformed financial technology leader.
NASDAQ INVESTED IN EXCESS OF $100 MILLION IN R&D EFFORTS, WHILE RETURNING JUST SHY OF AN ASTONISHING $900 MILLION TO
OUR STOCKHOLDERS OVER THE LAST THREE YEARS.
2015 BY THE NUMBERS
NET REVENUES (1)
NON-GAAP NET
RETURNED TO
NON-GAAP
INCOME (2)
STOCKHOLDERS
EARNINGS PER $2.09 $581 $526 $3.39 SHARE (2) BILLION MILLION MILLION
8.3% INCREASE
1.1% INCREASE
7.2% INCREASE IN REPURCHASED YEAR-OVER-YEAR YEAR-OVER-YEAR YEAR-OVER-YEAR STOCK AND DIVIDENDS
(1) Represents revenues less transaction-based expenses.
(2) See Annex A for a reconciliation of non-GAAP financial measures to our results as reported under U.S. GAAP.
NASDAQ 2016 PROXY STATEMENT / 1

PROXY SUMMARY
CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to good corporate governance, as it promotes the long-term interests of stockholders, strengthens Board and management accountability and builds public trust in the company. In fact, we believe so strongly that good governance is good business that in 2015 we created the Nasdaq Governance Clearinghouse website, which can be found at https://listingcenter.nasdaq. com/ClearingHouse.aspx. The Governance Clearinghouse is a forum to promote dialogue and exchange ideas across a variety of governance topics, trends and issues–ranging from corporate governance and market structure to boardroom diversity and voluntary corporate sustainability initiatives.
The Corporate Governance section beginning on page 5 describes our governance framework, which includes the following highlights:
9 OF 10 DIRECTOR NOMINEES ARE INDEPENDENT
ANNUAL ELECTION OF DIRECTORS
MAJORITY VOTING FOR DIRECTORS IN UNCONTESTED ELECTIONS
ANNUAL BOARD, COMMITTEE AND DIRECTOR EVALUATIONS
REGULAR EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS
INDEPENDENT BOARD CHAIR (SEPARATE FROM CEO)
STOCKHOLDER RIGHT TO CALL SPECIAL MEETING
INDEPENDENT AUDIT, MANAGEMENT COMPENSATION AND NOMINATING & GOVERNANCE COMMITTEES
RISK OVERSIGHT BY THE FULL BOARD AND COMMITTEES UNDER AUDIT COMMITTEE LEADERSHIP
COMPREHENSIVE BOARD AND EMPLOYEE CODE OF CONDUCT AND ETHICS PROGRAM
LONG-STANDING COMMITMENT TOWARD SUSTAINABILITY AND THE COMMUNITY
ANTI-HEDGING, ANTI-SHORT SALE AND ANTI-PLEDGING POLICIES
DIRECTOR QUALIFICATIONS
Nasdaq ensures that the Board possesses a balanced mix of perspectives and expertise in areas relevant to Nasdaq and its long-term strategy. DIVERSITY
Corporate FinTech Global Information Leadership Mergers & Private Risk
Governance Experience Finance Security 10(100%) Acquisitions
Equity Management 8 (80%) 6 (60%) 10 (100%) 2 (20%) 7 (70%) 5 (50%) 10 (100%)
DIRECTOR TENURE
0-2 years 2 3-5 years 3 6-10 years 3 11-15 years 2
COGNITIVE DIVERSITY ON BOARD
Women Foreign Born Current & Current & Former 2(20%) 3(30%) Former CEOs Exchange Operators 9 (90%) 3 (30%)
50% with 5 years or less. Median - 6.5. DIRECTOR AGE
58 49 65 60% are younger than 60. Median - 58.
DIRECTOR INDEPENDENCE
All Directors are independent except the CEO (90%)
NASDAQ 2016 PROXY STATEMENT / 2

PROXY SUMMARY
DIRECTOR NOMINEES
Information about each director’s experience, qualifications, attributes and skills can be found beginning on page 9.
COMMITTEE MEMBERSHIPS Other Director Inde- Public Co. Name Age
Since Principal Occupation pendent AC EC MCC NGC Boards Charlene T. Begley Retired SVP & CIO, General 49
2014 2 Non-Industry; Public Electric Company Steven D. Black 63 2011 Co-CEO, Bregal Investments None Non-Industry; Public
Börje E. Ekholm 53 2011 CEO, Patricia Industries AB Chair 3 Non-Industry Robert Greifeld 58 2003 CEO, Nasdaq, Inc. None Staff
Glenn H. Hutchins 60 2005 Co-Founder, Silver Lake Chair 1 Industry Governor, Dubai International Essa Kazim Financial Center; Chairman, 57 2008 None Non-Industry Borse Dubai and Dubai Financial Market
Thomas A. Kloet Retired CEO & Executive 57 2015 None Non-Industry; Public Director, TMX Group Limited Ellyn A. McColgan Retired Executive Advisor, 62 2012 None Non-Industry; Public Aquiline Capital Partners, LLC Retired Chairman, President Michael R. Splinter 65 2008 and Chief Executive Officer, Chair 1 Non-Industry; Issuer Applied Materials, Inc. Lars R. Wedenborn
57 2008 CEO, FAM AB None Non-Industry Number of Meetings in 2015 11 0 5 8 AC Audit Committee
EC Executive Committee MCC Management Compensation NGC Nominating &
Committee
Govenance Committee
STOCKHOLDER ENGAGEMENT
We value our stockholders’ perspectives and maintain a vigorous stockholder engagement program. During fiscal year 2015, we conducted outreach to a cross-section of stockholders owning approximately 75% of our outstanding shares. In 2015, our key stockholder engagement activities included 12 investor (non-deal) road shows in 10 countries, 12 investor conferences and our 2015 Annual Meeting of Stockholders.
NASDAQ 2016 PROXY STATEMENT / 3

PROXY SUMMARY
EXECUTIVE COMPENSATION HIGHLIGHTS
Compensation decisions made for 2015 were aligned with Nasdaq’s strong operational performance and reflected continued emphasis on variable, at-risk compensation paid out over the long-term. Compensation decisions are intended to reinforce our focus on performance and sustained, profitable growth that translates into stock price appreciation.
2015 annual incentives reflected our achievement of targeted corporate revenue ($2,156.4 million) and above target corporate operating income (run rate) results ($1,003.0 million) in addition to accomplishment of strategic objectives and business unit financial results. The resulting annual incentive payouts to named executive officers ranged from 165%-192% of targeted amounts.
Our long-term incentive plan rewards named executive officers for long-term TSR. In 2013, PSUs were granted contingent upon three-year relative TSR performance as compared to industry peers and S&P 500 companies. The three-year performance cycle completed on December 31, 2015 with the following results:
• Nasdaq cumulative TSR (per plan design): 147.6%
• Industry peer rank: 75th percentile
• S&P 500 rank: 93rd percentile
• Payout at 185.7% of target
2015 TOTAL DIRECT COMPENSATION FOR EACH NAMED EXECUTIVE OFFICER
Target Grant Date
Face Value of Equity
Named Executive Officer Salary Cash Incentive Award Awards (1) Total Robert Greifeld
Chief Executive Officer
$1,000,000 $4,177,950 $7,499,998 $12,677,948
Lee Shavel
Former Chief Financial Officer and Executive
$500,000 $1,437,375 $1,272,685 $3,210,060
Vice President, Corporate Strategy
Adena T. Friedman
$751,538 $2,088,125 $2,727,226 $5,566,889
President and Chief Operating Officer
Hans-Ole Jochumsen
$600,000 $1,649,500 $1,818,150 $4,067,650
President
Bradley J. Peterson
Executive Vice President and Chief $524,231 $1,522,000 $1,272,685 $3,318,916
Information Officer
(1) The amounts reported in this column reflect the target amount of PSUs multiplied by the closing stock price on the date of grant.
MORE THAN 98% OF THE VOTES CAST ON OUR 2015 SAY-ON-PAY PROPOSAL WERE IN FAVOR OF OUR EXECUTIVE COMPENSATION PROGRAM AND POLICIES.
Additional information about our executive compensation is provided on page 21 as part of our Compensation Discussion and Analysis.
QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING
Beginning on page 57, you will find answers to frequently asked questions about proxy materials, voting, our Annual Meeting and company filings and reports. We also created an Annual Meeting Information page on our Investor Relations website, which allows our stockholders to (i) easily access the company’s proxy materials, (ii) vote through the Internet, (iii) submit questions in advance of the 2016 Annual Meeting of Stockholders, (iv) access the webcast of the meeting and (v) learn more about our company. Come visit us at http://ir.nasdaq.com/annual-meeting-info.cfm.
NASDAQ 2016 PROXY STATEMENT / 4

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE FRAMEWORK
Our governance framework is designed to ensure our Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions independent of management. Our goal is to align the interests of directors, management and stockholders and comply with or exceed the requirements of The Nasdaq Stock Market and applicable law. This framework establishes the practices our Board follows with respect to:
• Board composition and member selection
• Board meetings and involvement of senior management
• Chief executive officer performance evaluation
• Management succession planning
• Board assessment
• Director compensation
ISS GOVERNANCE
QUICKSCORE
1
Best Possible Score on a scale of 1 to 10 GOVERNANCE DOCUMENTS AMENDED AND RESTATED CORPORATE GOVERNANCE NOMINATING & GOVERNANCE BY-LAWS CERTIFICATE OF
GUIDELINES COMMITTEE CHARTER INCORPORATION PROCEDURES FOR
CODE OF CONDUCT FOR THE BOARD AUDIT COMMITTEE CHARTER EXECUTIVE COMMITTEE CHARTER
COMMUNICATING WITH THE
OF DIRECTORS
BOARD OF DIRECTORS
These documents are available on
BOARD OF DIRECTORS
MANAGEMENT COMPENSATION
our Annual Meeting Information
CODE OF ETHICS
DUTIES & OBLIGATIONS
COMMITTEE CHARTER
webpage at: http://ir.nasdaq.com/
annual-meeting-info.cfm.
INDEPENDENT CHAIRMAN OF THE BOARD AND SEPARATE ROLES OF CHAIRMAN AND CEO
In accordance with our Corporate Governance Guidelines, Nasdaq separates the roles of Chairman of the Board and CEO. We believe that this separation of roles and allocation of distinct responsibilities to each role facilitates communication between senior management and the full Board about issues such as corporate governance, management development, succession planning, executive compensation and company performance. Nasdaq’s CEO, Robert Greifeld, who has over 25 years’ experience in the securities industry, is responsible for the strategic direction, day-to-day leadership and performance of Nasdaq. The Chairman of Nasdaq’s Board, Börje E. Ekholm, who brings to the Board the perspective of a large stockholder, provides guidance to the CEO, presides over meetings and executive sessions of the Board and serves as the primary liaison between the CEO and the other directors.
BOARD INDEPENDENCE
• Substantial majority of independent directors. Nine of our ten director nominees are independent of the company and management.
• Executive sessions of independent directors. At each Board meeting, independent directors have the opportunity to meet in executive session without company management present. In 2015, the Board met 17 times in executive sessions.
• Independent advisors. Each committee has the authority and budget to retain independent advisors. In 2015, the Nominating & Governance Committee retained such an advisor to assist with the annual Board assessment and director recruitment.
NASDAQ 2016 PROXY STATEMENT / 5

CORPORATE GOVERNANCE
BOARD COMMITTEE INDEPENDENCE AND EXPERTISE
• Committee independence. All board committees, with the exception of the Executive Committee, are comprised exclusively of independent directors, as required by the listing rules of The Nasdaq Stock Market.
• Executive sessions of independent directors. At each committee meeting, members of the Audit Committee, Management Compensation Committee and the Nominating & Governance Committee have the opportunity to meet in executive session.
• Financial sophistication and expertise. Each member of the Audit Committee is independent as defined in Rule 10A-3 adopted pursuant to the Sarbanes-Oxley Act of 2002 and in the listing rules of The Nasdaq Stock Market. All members of the Audit Committee meet the “financial sophistication” standard of The Nasdaq Stock Market and are “audit committee financial experts” within the meaning of SEC regulations.
STOCKHOLDER RIGHTS
• Annual elections. All directors are elected annually. Nasdaq does not have a classified board.
• Majority voting. We have a majority vote standard for director elections. In an uncontested election, directors are elected by the majority of votes cast.
• Special meetings. Shareholders representing 15% or more of outstanding shares can convene a special meeting.
• Independent chairman. The roles of Chairman and CEO have been separated and the Chairman is an independent director.
MEETINGS AND MEETING ATTENDANCE
The Board held 20 meetings during the year ended December 31, 2015 and the Board met in executive session without management present during 17 of those meetings. None of the current directors attended fewer than 75% of the meetings of the Board and those Committees on which the director served during the 2015 calendar year. Nasdaq’s policy is to encourage all directors to attend annual and special meetings of our stockholders. Ten of the current members of the Board attended the Annual Meeting held on May 6, 2015.
NASDAQ’S BOARD OF DIRECTORS: BY THE NUMBERS IN 2015
20
MEETINGS HELD BY THE BOARD OF DIRECTORS
17
TIMES THE BOARD MET IN EXECUTIVE SESSION WITHOUT MANAGEMENT
PRESENT
NONE OF THE
CURRENT
DIRECTORS
ATTENDED FEWER
THAN
75%
OF THE MEETINGS
OF THE BOARD
OF 10 THE CURRENT
MEMBERS OF THE
BOARD ATTENDED
THE ANNUAL
MEETING HELD ON
MAY 6, 2015
11
MEETINGS HELD
BY THE AUDIT
COMMITTEE
RISK OVERSIGHT
Nasdaq’s management has day-to-day responsibility for: (i) identifying risks and assessing them in relation to Nasdaq’s strategies and objectives, (ii) implementing suitable risk mitigation plans, processes and controls and (iii) appropriately managing risks in a manner that serves the best interests of Nasdaq, its stockholders and other stakeholders. Nasdaq has a Global Risk Steering Committee, comprised of employees, that regularly reviews risks for materiality and refers significant risks to the Board or specific Board Committees. To support the work of the Global Risk Steering Committee, Nasdaq has a Technology Risk Steering Committee, which is responsible for monitoring technology and cyber systems risks across the organization and a Global Compliance Council, which monitors regulatory and corporate compliance risks across the company.
Nasdaq’s Board has ultimate responsibility for overseeing risk management with a focus on the most significant risks facing the company. The Board is assisted in meeting this responsibility by several Board Committees as described below. Furthermore, non-management directors meet in executive session on a regular basis without the presence of management to discuss matters, including matters pertaining to risk. Nasdaq does not believe that the Board’s role in risk oversight has affected its leadership structure.
NASDAQ 2016 PROXY STATEMENT / 6

CORPORATE GOVERNANCE
COMPENSATION
• Stock ownership. We have stock ownership policies for directors, executive officers, and other senior executives to promote a long-term perspective in managing the enterprise and to help align the interests of our stockholders, executives, and directors.
• Anti-hedging, anti-pledging and anti-short sale policy. We prohibit our directors and executive officers from hedging their ownership of Nasdaq, Inc. stock, including (without limitation) short sales as well as any hedging transactions in derivative securities (e.g., puts, calls, swaps or collars) related to Nasdaq stock. We also prohibit our directors and executive officers from pledging their shares of Nasdaq stock.
• Compensation clawback. We have a strong executive compensation recovery policy that applies to executive officers.
DIRECTOR ORIENTATION AND CONTINUING EDUCATION
Our orientation programs familiarize new directors with Nasdaq’s businesses, strategies and policies and assist new directors in developing the skills and knowledge required for their service on the Board. We also provide in-person or telephonic tutorials to educate board members regarding new and evolving businesses and strategies.
BOARD AND COMMITTEE EVALUATIONS
Each year, through an independent consultant, our Board and Board committees conduct a self-evaluation to assess the governing entities’ effectiveness and adherence to the Corporate Governance Guidelines and corporate committee charters. The results of the evaluation also provide an opportunity to identify potential areas of improvement, resulting in an action plan. As part of this exercise, a skill gap analysis is performed, which is used to identify skills and competencies to be sought in future Board nominees.
The processes used to determine Board and committee effectiveness include an annual evaluation of the performance of the Board and each committee as well as individual Board members. The results are reported to and discussed with the Board.
CODE OF ETHICS: BOARD AND EMPLOYEES
We have adopted the Nasdaq Global Code of Ethics, which is applicable to all of our employees, including the principal executive officer, the principal financial officer and the controller and principal accounting officer, and contractors. We have a separate Nasdaq Code of Conduct for the Board, which contains provisions specifically applicable to directors. These codes embody the company’s fundamental operating principles and expectations of business conduct and are supported by the Nasdaq Ethics and Employee Compliance Program. The Program is designed to meet or exceed available standards, including those promulgated by U.S. and European regulators in the jurisdictions in which we operate. Pillars of the program include structural elements, such as policies, risk assessment, training and communications, and key risk areas, including anti-bribery and corruption, data privacy and antitrust and competition. The Program is administered within the Office of the General Council and implemented by cross-functional teams representing all areas of the company. Oversight is provided by the Global Compliance Council, which is chaired by the Nasdaq General Counsel.
SUCCESSION PLANNING
On an annual basis, the Management Compensation Committee, the Board and the CEO review the succession planning and management development program. The Management Compensation Committee reviews the long-term succession plan for development, retention and replacement of senior officers. In addition, the CEO prepares and the Board reviews, a short-term succession plan that delineates a temporary delegation of authority to certain officers of the company, if all or a portion of the senior officers should unexpectedly become unable to perform their duties. In conjunction with the annual report of the succession plan, the CEO also reports on Nasdaq’s program for senior management leadership development. In this regard, there were a number of significant changes in 2015 among our leadership roles, including the appointment of Adena Friedman as President and Chief Operating Officer. We remain committed to positioning Nasdaq for further growth through ongoing talent management and the deepening of our leadership bench.
CORPORATE RESPONSIBILITY AND CITIZENSHIP
Nasdaq’s Corporate Responsibility Program demonstrates our commitment to manage all aspects of our operation in a socially and environmentally conscious way. The Corporate Responsibility Program encompasses the following principles: sustainability, philanthropy, volunteerism and corporate citizenship. Within these principles, Nasdaq focuses on key issue areas that are central to our corporate vision, including:
• creating economic empowerment;
• supporting women, children and families;
• improving schools and education;
• increasing health and wellness; and
• taking environmental action.
NASDAQ 2016 PROXY STATEMENT / 7

CORPORATE GOVERNANCE
Good corporate responsibility practices help us cut costs, create new business opportunities, attract top talent to the company and support the communities where we live and work.
Sustainability. Nasdaq recognizes the scarcity of natural resources and acknowledges its responsibility to embed sustainability into its corporate structure and way of life. In 2015, Nasdaq expanded its office recycling programs, converted more of its supplies to recycled or renewable sources and streamlined office lighting and electrical usage. Many of our global office locations are in LEED certified buildings and our Helsinki office earned a Green Office distinction and carbon neutral status.
Philanthropy. Nasdaq provides philanthropic assistance to local communities and institutions in a variety of ways. Our donation matching program, now open to all employees, provides 100% corporate matching funds for donations to an IRS-registered, 501(c)(3)-compliant organization. In 2015, 330 qualifying donations were made through this program to 198 different entities, which generated $128,000 in charitable donations. Nasdaq has a separate contributions program that regularly evaluates charitable causes and institutions for donations, as well as a system for generating need-based donations in times of crisis.
Volunteerism. A robust and inclusive corporate volunteering program benefits both our company and our employees. Nasdaq offers employees two paid days per year to donate their time to a worthy cause and our employees generated a 50% increase in the use of this benefit in 2015. Our volunteerism portal, Nasdaq Good Works, was used by 542 employees in 2015. The company sponsored major team volunteering events with New York Cares, the Alzheimer’s Association, Mentoring USA and College Summit. Nasdaq also created and awarded its first “Volunteer of the Year” award in 2015.
Corporate Citizenship. Nasdaq strives to be a productive part of social and economic life. Established in 1994, the Nasdaq Educational Foundation, a non-profit entity, is supported entirely by contributions from Nasdaq. The Foundation provides educational and research opportunities through innovative collaboration and diverse initiatives. In 2015, the Foundation gave a total of $4.4 million to more than 25 educational programs, including The Nasdaq Entrepreneurial Center. To date, the Foundation has awarded a total of $10.5 million to The Entrepreneurial Center, which educates, innovates and connects aspiring and current entrepreneurs. Since launching in September 2015, the Center has organized over 60 programs for the benefit of its entrepreneurs and partners, reaching more than 1,100 entrepreneurs across the globe. In addition to its own entrepreneurial offerings, the Center is pleased to support a wide variety of like-minded organizations, including non-profits, accelerators, incubators, investors, universities and government agencies, with curriculum and joint programming to allow us to better serve our local and international audiences.
STOCKHOLDER OUTREACH
Nasdaq believes that strong corporate governance should include regular, constructive year-round engagement. We actively engage with our stockholders as part of our annual corporate governance cycle as described below.
SPRING
• Active outreach with top 20 institutional holders to discuss important governance items to be considered at Annual Meeting
• Publish annual communications to stockholders: annual report, proxy statement and 10-K
• Conduct Annual Meeting
SUMMER
• Post Stockholder Meeting results on Nasdaq website
• Review results from Annual Meeting with top 20 institutional holders
• Share investor feedback with the entire Board
• Active outreach with top 10 institutional holders to discuss vote and follow up issues
FALL
• Conduct annual Board assessment of governance, including feedback of stockholders
• Active outreach with top 20 institutional holders to identify focus and priorities for the coming year
WINTER
• Active outreach with top 20 institutional holders to understand their priorities in the areas of corporate governance, executive compensation, environmental sustainability and other disclosures
• Share investor feedback with the entire Board
• Review governance best practices and trends, regulatory developments and our governance framework
STOCKHOLDER COMMUNICATION WITH DIRECTORS
Stockholders and other interested parties are invited to contact the Board, at the following address by writing us at: AskBoard@nasdaq.com or Nasdaq Board of Directors c/o Joan C. Conley, Senior Vice President and Corporate Secretary, 805 King Farm Blvd, Rockville, Maryland 20850.
NASDAQ 2016 PROXY STATEMENT / 8

BOARD OF DIRECTORS
PROPOSAL I: ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.
The business and affairs of Nasdaq are managed under the direction of our Board of Directors. Our directors have diverse backgrounds and experience and represent a broad spectrum of viewpoints.
Pursuant to our Amended and Restated Certificate of Incorporation and By-Laws and based on our governance needs, the Board may determine the total number of directors. The Board is authorized to have 10 directors following our 2016 Annual Meeting.
Each of the 10 nominees identified in this proxy statement has been nominated by our Nominating & Governance Committee and Board of Directors for election to a one-year term. All nominees have consented to be named in this proxy statement and to serve on the Nasdaq Board, if elected.
In an uncontested election, our directors are elected by a majority of votes cast at any meeting for the election of directors at which a quorum is present. This election is an uncontested election and therefore, each of the 10 nominees must receive the affirmative vote of a majority of the votes cast to be duly elected to the Board. Any shares not voted, including as a result of abstentions or broker non-votes, will not impact the vote.
Our Corporate Governance Guidelines require that, in an uncontested election, an incumbent director must submit an irrevocable resignation as a condition to his or her nomination for election. If an incumbent director fails to receive the requisite number of votes in an uncontested election, the irrevocable resignation becomes effective and such resignation will be considered by the Nominating & Governance Committee. This Committee will recommend to the full Board whether or not to accept the resignation. The Board is required to act on the recommendation and to disclose publicly its decision-making process with respect to the resignation. All the incumbent directors have submitted an irrevocable resignation.
DIRECTOR CRITERIA, QUALIFICATIONS, EXPERIENCE AND TENURE
88.9% OF NASDAQ’S NON-EXECUTIVE DIRECTORS HAVE LESS THAN NINE YEARS OF BOARD TENURE COMPARED TO 62.5% FOR S&P 500 COMPANIES
In evaluating candidates for nomination to the Board, the Nominating & Governance Committee reviews the skills, qualifications, characteristics and experience desired for the Board as a whole and for its individual members, with the objective of having a Board that reflects diverse backgrounds and senior level experience in the areas of global business, finance, legal and regulatory, technology and marketing. Characteristics of all directors include integrity, high personal and professional ethics, sound business judgment, the ability and willingness to commit sufficient time to fulfill their Board responsibilities, a commitment to representing the long-term interests of our stockholders and a willingness to fulfill their responsibilities related to affiliated self-regulatory organizations.
In evaluating the suitability of individual Board nominees, the Nominating & Governance Committee takes into account many factors, including general and diverse understanding of the global economy, capital markets, finance and other disciplines relevant to the success of a large publicly-traded financial services company; a general understanding of Nasdaq’s business and technology; the classification requirements under our By-Laws; the individual’s educational and professional background and personal accomplishments; and factors such as geography, gender, age and ethnic diversity. The Committee evaluates each individual candidate in the context of the Board as a whole, with the objective of maintaining a group of directors that can further the success of Nasdaq’s business, while representing the interests of stockholders, employees and the communities in which the company operates. In determining whether to recommend a Board member for re-election, the Nominating & Governance Committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board and the most recent Board self-assessment.
NASDAQ 2016 PROXY STATEMENT / 9

BOARD OF DIRECTORS
The Nominating & Governance Committee considers possible candidates suggested by Board and Committee members, industry groups, stockholders and senior management. In addition to submitting suggested nominees to the Nominating & Governance Committee, a Nasdaq stockholder may nominate a person for election as a director at Nasdaq’s Annual Meeting or at a special meeting, provided the stockholder follows the procedures specified in Nasdaq’s By-Laws. The Nominating & Governance Committee reviews all candidates in the same manner, regardless of the source of the recommendation. In addition, the Nominating & Governance Committee may engage a third-party search firm from time-to-time to assist in identifying and evaluating qualified candidates.
We are obligated by the terms of a stockholders’ agreement dated February 27, 2008 between Nasdaq and Borse Dubai, as amended, to nominate and generally use best efforts to cause the election to the Nasdaq Board of one individual designated by Borse Dubai, subject to certain conditions. H.E. Kazim is the individual designated by Borse Dubai as its nominee.
We also are obligated by the terms of a stockholders’ agreement dated December 16, 2010 between Nasdaq and Investor AB to nominate and generally use best efforts to cause the election to the Nasdaq Board of one individual designated by Investor AB, subject to certain conditions. Mr. Ekholm is the individual designated by Investor AB as its nominee.
Finally, Nasdaq’s common stock is currently listed on The Nasdaq Stock Market and Nasdaq Dubai. In order to qualify as independent under the listing rules of The Nasdaq Stock Market, a director must satisfy a two-part test. First, the director must not fall into any of several categories that would automatically disqualify the director from being deemed independent. Second, no director qualifies as independent unless the Board affirmatively determines that the director has no direct or indirect relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under the Nasdaq Dubai listing rules and the Markets Rules of the Dubai Financial Services Authority, a director is considered independent if the Board determines the director to be independent in character and judgment and to have no relationship or circumstances that are likely to affect, or could appear to affect, the director’s judgment in a manner other than in the best interests of the company.
Based upon detailed written submissions by each individual, the Board has determined that all of our current directors are independent under the rules of each of The Nasdaq Stock Market and Nasdaq Dubai, other than Mr. Greifeld. Mr. Greifeld is deemed not to be independent because he is the CEO of Nasdaq.
BOARD MEMBERSHIP CRITERIA
When recommending director nominees, the Board and the Nominating & Governance Committee focus on how the experience and skill set of each director nominee complements those of fellow director nominees to create a balanced Board with diverse viewpoints and deep expertise. As illustrated below, the Board and the Nominating & Governance Committee believe there are certain characteristics all directors must exhibit and other attributes, skills and experience that should be represented on the Board as a whole, but not necessarily by each director.
CHARACTERISTICS ALL DIRECTOR NOMINEES EXHIBIT
HIGH PERSONAL AND
PROFESSIONAL ETHICS
A PROVEN RECORD
OF SUCCESS
A COMMITMENT TO
AFFILIATED SELF-REGULATORY
ORGANIZATIONS
SOUND BUSINESS JUDGMENT
LEADERSHIP EXPERIENCE
KNOWLEDGE OF
FINANCIAL SERVICES
A COMMITMENT TO THE
LONG-TERM INTERESTS OF
OUR STOCKHOLDERS
AN APPRECIATION OF
MULTIPLE CULTURES
NASDAQ 2016 PROXY STATEMENT / 10

BOARD OF DIRECTORS
OUR DIRECTOR NOMINEES
The table below summarizes key qualifications, skills and attributes most relevant to the decision to nominate candidates to serve on the Board of Directors. A mark indicates a specific area of focus or expertise on which the Board relies most. The lack of a mark does not mean the director does not possess that qualification or skill. Each director biography below describes each director’s qualifications and relevant experience in more detail.
Corporate Governance
FinTech Experience
Global Finance
Information Security
Leadership
Mergers & Acquisitions
Private Equity
Risk Management
Begley
Black
Ekholm
Greifeld
Hutchins
Kazim
Kloet
McColgan
Splinter
Wedenborn
CHARLENE T. BEGLEY
Age: 49
Director since 2014
Other Public Company Boards: Red Hat, Inc.; WPP plc Board Committees: Audit
Ms. Begley served in various capacities for the General Electric Company, a diversified infrastructure and financial services company, from 1988-2013. Most recently, Ms. Begley served in a dual role as Senior Vice President and Chief Information Officer, as well as President and CEO of GE’s Home and Business Solutions Office, from January 2010-December 2013. Previously, Ms. Begley served as President and CEO of GE’s Enterprise Solutions from 2007-2009. At GE, Ms. Begley served as President and CEO of GE Plastics and GE Transportation. She also led GE’s Corporate Audit staff and served as CFO for GE Transportation and GE Plastics Europe and India. Ms. Begley is a member of the WPP and Red Hat audit and nominating committees.
NASDAQ 2016 PROXY STATEMENT / 11

BOARD OF DIRECTORS
Corporate Governance
FinTech Experience
Global Finance
Information Security
Leadership
Mergers & Acquisitions
Private Equity
Risk Management
STEVEN D. BLACK
Age: 63
Director since 2011
Other Public Company Boards: None
Board Committees: Management Compensation and Nominating & Governance
Mr. Black has been Co-CEO of Bregal Investments, a private equity firm, since September 2012. He was the Vice Chairman of JP Morgan Chase & Co. from March 2010-February 2011 and a member of the firm’s Operating and Executive Committees. Prior to that position, Mr. Black was the Executive Chairman of JP Morgan Investment Bank from October 2009-March 2010. Mr. Black served as Co-CEO of JP Morgan Investment Bank from 2004-2009. Mr. Black was the Deputy Co-CEO of JP Morgan Investment Bank since 2003. He also served as head of JP Morgan Investment Bank’s Global Equities business since 2000 following a career at Citigroup and its predecessor firms.
BÖRJE E. EKHOLM
Age: 53
Director since 2011
Other Public Company Boards: Alibaba Group Holding, Ltd.; Trimble Navigation, Ltd.; Telefonaktiebolaget LM Ericsson Board Committees: Executive, Management Compensation and Nominating & Governance (Chair)
Mr. Ekholm has been CEO of Patricia Industries, a division of Investor AB, since May 2015. From 2005 to May 2015, he was President and CEO of Investor AB. Prior to becoming CEO, Mr. Ekholm was a member of the management group of Investor AB, where he had oversight of the investment business. He previously served as the President of Novare Kapital AB and in various positions at McKinsey & Company. He is a member of the remuneration committees of Ericsson and Trimble. He is a member of the audit committee of Alibaba.
ROBERT GREIFELD
Age: 58
Director since 2003
Other Public Company Boards: None Board Committees: Executive
Mr. Greifeld was appointed CEO and elected to the Board in 2003. Prior to joining Nasdaq, he was Executive Vice President at SunGard Data Systems, Inc., a global provider of integrated software and processing solutions for financial services and a provider of information availability services. Mr. Greifeld joined SunGard in 1999 through SunGard’s acquisition of Automated Securities Clearance, Inc., where from 1991-1999, Mr. Greifeld was the President and COO.
NASDAQ 2016 PROXY STATEMENT / 12

BOARD OF DIRECTORS
Corporate Governance
FinTech Experience
Global Finance
Information Security
Leadership
Mergers & Acquisitions
Private Equity
Risk Management
GLENN H. HUTCHINS
Age: 60
Director since 2005
Other Public Company Boards: AT&T Inc.
Board Committees: Executive (Chair) and Management Compensation
Mr. Hutchins is a Co-Founder of Silver Lake, a technology investment firm that was established in January 1999. He has been a Class B Director of the Federal Reserve Bank of New York since August 2011. Mr. Hutchins was the Chairman of the Board of Directors of SunGard Capital Corp until November 2015.
ESSA KAZIM
Age: 57
Director since 2008
Other Public Company Boards: None Board Committees: Executive
H.E. Kazim has been Governor of the Dubai International Financial Center since January 2014. Since 2006, he has served as Chairman of Borse Dubai and Chairman of the Dubai Financial Market. H.E. Kazim began his career as a Senior Analyst in the Research and Statistics Department of the UAE Central Bank in 1988 and then he moved to the Dubai Department of Economic Development as Director of Planning and Development in 1993. He was then appointed Director General of the Dubai Financial Market from 1999-2006. H.E. Kazim is a member of the Supreme Fiscal Committee of Dubai.
THOMAS A. KLOET
Age: 57
Director since 2015
Other Public Company Boards: None Board Committees: Audit
Mr. Kloet was the first CEO and Executive Director of TMX Group Limited, the holding company of the Toronto Stock Exchange; TSX Venture Exchange; Montreal Exchange; Canadian Depository for Securities; Canadian Derivatives Clearing Corporation and the BOX Options Exchange, from 2008-2014. Previously, he served as CEO of the Singapore Exchange and as a senior executive at Fimat USA (a unit of Société Générale), ABN AMRO and Credit Agricole Futures, Inc. He also served on the Boards of CME and various other exchanges worldwide. Mr. Kloet is a CPA and a member of the AICPA. He is also a member of the U.S. CFTC’s Market Risk Advisory Committee and was inducted into the FIA Hall of Fame in March 2015.
NASDAQ 2016 PROXY STATEMENT / 13

BOARD OF DIRECTORS
Corporate Governance
FinTech Experience
Global Finance
Information Security
Leadership
Mergers & Acquisitions
Private Equity
Risk Management
ELLYN A. MCCOLGAN
Age: 62
Director since 2012
Other Public Company Boards: None
Board Committees: Audit and Nominating & Governance
From September 2010-September 2014, Ms. McColgan was an Executive Advisor at Aquiline Capital Partners, LLC, a private equity firm that invests in the financial services sector. She worked as a private consultant from February 2009-September 2010. From April 2008-January 2009, Ms. McColgan was President and COO of the Global Wealth Management Group of Morgan Stanley. Prior to that, she served in various senior management positions at Fidelity Investments from 1990-2007. Ms. McColgan was a director and member of the audit committee at Primerica from 2010-2011.
MICHAEL R. SPLINTER
Age: 65
Director since 2008
Other Public Company Boards: TSMC, Ltd.
Board Committees: Executive and Management Compensation (Chair)
Mr. Splinter served as Executive Chairman of the Board of Directors of Applied Materials, Inc., a global leader in nanomanufacturing technology™ solutions for the electronics industry, from September 2013 until he retired in June 2015. At Applied Materials, he served as Chairman of the Board of Directors from March 2009-September 2013, CEO from April 2003-September 2013 and President from April 2003-June 2012. Mr. Splinter is a member of the TSMC audit and compensation committees. An engineer and technologist, Mr. Splinter is a 40-year veteran of the semiconductor industry. Prior to joining Applied Materials, Mr. Splinter was an executive at Intel Corporation.
LARS R. WEDENBORN
Age: 57
Director since 2008
Other Public Company Boards: None Board Committees: Audit
Mr. Wedenborn was elected Chairman of the Nasdaq Nordic Ltd. Board in October 2009. He is CEO of FAM AB, which is wholly owned by the Wallenberg Foundations. He started his career as an auditor. During 1991-2000, he was Deputy Managing Director and CFO at Alfred Berg, a Scandinavian investment bank. He served with Investor AB, a Swedish industrial holding company, as Executive Vice President and CFO from 2000-2007. Mr. Wedenborn was a member of the Board of OMX AB prior to its acquisition by Nasdaq.
NASDAQ 2016 PROXY STATEMENT / 14

BOARD OF DIRECTORS
BOARD COMMITTEES
Our Board has four standing Committees: an Audit Committee, an Executive Committee, a Management Compensation Committee and a Nominating & Governance Committee. Each of these Committees, other than the Executive Committee, is composed exclusively of directors determined by the Board to be independent. The Chair of each Committee reports to the Board in Chairman’s Session or Executive Session on actions taken at each meeting. Below is a description of each standing committee.
AUDIT COMMITTEE
2015 MEETINGS: 11 John D. Markese (Chair) Charlene T. Begley Thomas A. Kloet Ellyn A. McColgan Lars R. Wedenborn
The engagement of our Audit Committee is essential to monitor the evolving risk profile and regulatory environment in which we operate.
John D. Markese
Key Objectives:
• Oversees Nasdaq’s financial reporting process on behalf of the Board.
• Appoints, retains, approves the compensation of and oversees the independent registered public accounting firm.
• Assists the Board by reviewing and discussing the quality and integrity of accounting, auditing, staffing and financial reporting practices at Nasdaq.
• Assists the Board by reviewing the adequacy and effectiveness of internal controls and the effectiveness of Nasdaq’s Enterprise Risk Management and Regulatory programs.
• Reviews all related party transactions.
• Assists the Board in reviewing and discussing Nasdaq’s global ethics and corporate compliance program and confidential whistleblower process.
• Assists the Board in its oversight of the internal audit function.
2015 Highlights:
In 2015, in connection with its quarterly earnings and internal controls review, the Audit Committee focused on strategic initiatives, the forthcoming changes in revenue recognition rules, impairment assessments and management disclosures in Nasdaq’s Forms 10-Q and 10-K. As part of the ERM process, significant attention continues to be focused on the company’s information security program and market systems resiliency. Updates on cybersecurity and new U.S. and global technology initiatives were provided by the Chief Information Officer at each meeting. The Committee reviewed changes to the global ethics program. The Audit Committee continued to approve in advance all services provided and fees charged by the independent auditors throughout 2015.
Risk Oversight Role:
• Reviews the financial information, the systems of internal controls, financial reporting and the legal and compliance process.
• Reviews the ERM structure and process.
Independence:
Each member of the Audit Committee is independent as defined in Rule 10A-3 adopted pursuant to the Sarbanes-Oxley Act of 2002 and in the listing rules of The Nasdaq Stock Market. The Board determined that all of the members of the Audit Committee are “audit committee financial experts” within the meaning of SEC regulations. Each also meets the “financial sophistication” standard of The Nasdaq Stock Market.
NASDAQ 2016 PROXY STATEMENT / 15

BOARD OF DIRECTORS
EXECUTIVE COMMITTEE
2015 MEETINGS: NONE
Glenn H. Hutchins (Chair)
Börje E. Ekholm
Robert Greifeld
Essa Kazim
John D. Markese
Michael R. Splinter
Key Objectives:
Subject to the limitations in our By-Laws, the Executive Committee has the general power and authority of the Board to act in the management of its business and affairs, between the meetings of the board.
The Executive Committee did not meet in 2015. The full Board prefers to be fully informed on all issues before the Board between meetings.
MANAGEMENT COMPENSATION COMMITTEE
2015 MEETINGS: 5
Michael R. Splinter (Chair)
Steven D. Black
Börje E. Ekholm
Glenn H. Hutchins
The Management
Compensation Committee
provides active oversight
and governance of the
company’s compensation
philosophy and programs.
We assess and monitor
the correlation of pay
and performance, short-
term vs. long-term focus,
compensation-related
risk and compensation
expense to ensure that
Nasdaq’s compensation
approach aligns with
stockholders’ interests. Michael R. Splinter Key Objectives: 2015 Highlights: Risk Oversight Role: Independence: Establishes compensation philosophy. Reviews and approves all compensation and benefit programs applicable to Nasdaq’s executive officers annually. Any program changes applicable to the CEO, President and Chief Operating Officer, President and CFO are referred to the Board for final approval. Reviews and approves the base salary, incentive compensation, performance goals and equity awards for executive officers. For the CEO, President and Chief Operating
Officer, President and CFO, these items will be referred to the Board for final approval.
Reviews and approves the base salary and incentive compensation for those non-
executive officers with target total cash compensation in excess of $1,000,000 or an equity award valued in excess of $600,000.
In 2015, in connection with their responsibility to determine development plans and compensation of senior management, the committee met three times to review and consider the Nasdaq Executive Succession Plan; reviewed, discussed and approved
Nasdaq’s compensation philosophy; approved the 2016 incentive compensation program design and reviewed, discussed and approved the 2015 CIP program goals.
Monitors the risks associated with elements of the compensation program, including organizational structure, compensation plans and goals, succession planning, organizational development and selection processes.
Evaluates the effect the compensation structure may have on risk-related decisions.
Each member of the Management Compensation Committee is independent and meets the additional eligibility requirements set forth in the listing rules of The
Nasdaq Stock Market.
NASDAQ 2016 PROXY STATEMENT / 16

BOARD OF DIRECTORS
NOMINATING & GOVERNANCE COMMITTEE
2015 MEETINGS: 8
Börje E. Ekholm (Chair)
Steven D. Black
John D. Markese
Ellyn A. McColgan
Our top priority is to
align the skills and
experience of our
directors and our Board
leadership structure to
support our strategic
reinvention and the best
interests of stockholders
over the long-term.
Börje E. Ekholm
Key Objectives:
• Determines the skills and qualifications necessary for the Nasdaq Board and develops criteria for selecting potential directors.
• Identifies, reviews, evaluates and nominates candidates for annual elections to the
Nasdaq Board.
• Leads the annual review of the overall effectiveness of the Board and committees.
• Monitors company compliance with corporate governance requirements.
• Reviews and recommends the Board and Committee membership and leadership structure.
• Reviews and recommends to the Board candidates for election as officers with the rank of Executive Vice President or above.
• Together with the Management Compensation Committee leads the annual performance review of the CEO.
2015 Highlights:
The Nominating & Governance Committee spent significant time in 2015 on the ongoing board refreshment process. The Nominating & Governance Committee met on several occasions to discuss the qualifications and skills of potential director nominees. The
Committee conducted the annual Board effectiveness assessment and monitored follow-up items. The Committee also discussed and considered evolving governance issues, trends and policies.
Risk Oversight Role:
• Oversees risks related to the company’s governance structure, trends, policies and processes.
• Monitors independence of the Board.
Independence:
Each member of the Nominating & Governance Committee is independent, as required by the listing rules of The Nasdaq Stock Market.
NASDAQ 2016 PROXY STATEMENT / 17

BOARD OF DIRECTORS
DIRECTOR COMPENSATION
Annual non-employee director compensation is based upon a compensation year beginning and ending in May. Staff directors do not receive compensation for serving on the Board. The following table shows the compensation policy for non-employee directors currently in effect.
May 2015 –
Item May 2016 (1)
Annual Retainer for Board Members (Other than the Chairman) $80,000
Annual Retainer for Board Chairman $205,000
Annual Equity Award for All Board Members (Grant Date Market Value) $115,000
Annual Audit Committee Chair Compensation $25,000
Annual Audit Committee Member Compensation $5,000
Annual Management Compensation Committee Chair Compensation $25,000
Annual Management Compensation Committee Member Compensation $5,000
Annual Nominating & Governance Committee Chair Compensation $15,000
Board Meeting Attendance Fee (Per Meeting) $1,500
Committee Meeting Attendance Fee (Per Meeting) $1,500
(1) The amounts in this table remained unchanged compared to the prior compensation year.
Each non-employee director may elect to receive the annual retainer in cash (payable in equal semi-annual installments), equity or a combination of cash and equity. The annual equity award and any equity elected as part of the annual retainer are awarded automatically on the date of the Annual Meeting of Stockholders immediately following election and appointment to the Board. These equity awards vest in full one year from the date of grant.
Each non-employee director also may elect to receive Committee Chair, Committee member and/or meeting fees in cash or equity. Cash payments for Committee service are made in a lump sum near the beginning of the compensation year. If a director elects to receive equity for Committee service in lieu of cash, the equity will be awarded on the date of the Annual Meeting of Stockholders and will vest in full one year from the date of grant. Cash payments for Board and Committee meeting fees are made in arrears on a semi-annual basis. If a director elects to receive equity for Board and Committee meeting fees in lieu of cash, the equity will be awarded on the date of the next Annual Meeting of Stockholders and will vest in full immediately.
All equity paid to Board members consists of RSUs. The amount of equity to be awarded is calculated based on the closing market price of our common stock on the date of the Annual Meeting less the present value of future cash dividends. Unvested equity is forfeited in certain circumstances upon termination of the director’s service on the Board.
Directors are reimbursed for business expenses and reasonable travel expenses for attending Board and Committee meetings. Non-employee directors do not receive retirement, health or life insurance benefits. Nasdaq provides each non-employee director with director and officer liability insurance coverage, as well as accidental death and dismemberment and travel insurance for and only when traveling on behalf of Nasdaq.
STOCK OWNERSHIP GUIDELINES
Under our stock ownership guidelines, non-employee directors must maintain a minimum ownership level in Nasdaq common stock of five times the annual cash retainer. Shares owned outright, through shared ownership and in the form of vested and unvested restricted stock, are taken into consideration in determining compliance with these stock ownership guidelines. Exceptions to this policy may be necessary or appropriate in individual situations and the Chairman of the Board may approve such exceptions from time to time. New directors have until four years after their initial election to the Board to obtain the minimum ownership level. All of the directors who were required to be in compliance with the guidelines on December 31, 2015 were in compliance with the guidelines as of that date.
NASDAQ 2016 PROXY STATEMENT / 18

BOARD OF DIRECTORS

2015 DIRECTOR COMPENSATION TABLE

Name [1]	Fees Earned or Paid in Cash ($) [2][3]	Stock Awards ($) [4][5][6]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charlene T. Begley	$130,000	$112,774	-	-	-	-	$242,774
Steven D. Black	$50,000	$191,255	-	-	-	-	$241,255
Börje E. Ekholm	$172,000	$313,876	-	-	-	-	$492,019
Glenn H. Hutchins	$32,000	$191,255	-	-	-	-	$223,255
Essa Kazim	$110,000	$112,774	-	-	-	-	$222,774
Thomas A. Kloet [7]	$147,237	$112,774	-	-	-	-	$260,011
John D. Markese [8]	$243,500	$112,774	-	-	-	-	$356,274
Ellyn A. McColgan	$63,500	$191,255	-	-	-	-	$254,755
Thomas F. O'Neill [9]	$36,957	-	-	-	-	-	$36,957
Michael R. Splinter	$62,500	$191,255	-	-	-	-	$253,755
Lars R. Wedenborn [10]	$120,126	$112,774	-	-	-	-	$232,900

(1) Robert Greifeld is not included in this table as he is an employee of Nasdaq and thus receives no compensation for his service as a director. For information on the compensation received by Mr. Greifeld as an employee of the company, see "Compensation Discussion and Analysis" and "Executive Compensation Tables."

(2) The differences in fees earned or paid in cash reported in this column largely reflect differences in each individual director's election to receive the annual retainer in cash, RSUs or a combination of cash and RSUs. This election is made at the beginning of the Board compensation year in May and applies throughout the year. In addition, the difference in fees earned or paid also reflects Committee service and meeting attendance.

(3) As discussed above, Nasdaq allows directors to receive Committee Chair, Committee member and/or meeting fees in equity, rather than cash. Accordingly, Messrs. Black, Hutchins and Splinter have elected to receive the amounts reported in this column in the form of equity that will be awarded in May 2016.

(4) The amounts reported in this column reflect the grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in note 12 to the company's audited financial statements for the fiscal year ended December 31, 2015 included in our annual report on Form 10-K. The differences in the amounts reported among non-employee directors primarily reflect differences in each individual director's election to receive a portion of the annual retainer in cash or RSUs.

(5) These stock awards, which were awarded on May 6, 2015, represent the annual equity award and any portion of the annual retainer that the director elected to receive in equity. Each non-employee director received the annual equity award, which consisted of 2,348 RSUs with a grant date fair value of $115,000. Mr. Ekholm elected to receive his Chairman retainer in equity so he received an additional 4,187 RSUs with a grant value of $205,000. Messrs. Black, Hutchins and Splinter and Ms. McColgan elected to receive all of their annual retainers in equity, so they each received an additional 1,634 RSUs with a grant date fair value of $80,000 for a total grant date fair value of $195,000.

NASDAQ 2016 PROXY STATEMENT / 19

BOARD OF DIRECTORS
(6) The aggregate number of unvested and vested shares and units of restricted stock beneficially owned by each non-employee director as of December 31, 2015 is summarized in the following table:
Number of Unvested Number of Vested
Restricted Restricted
Director Shares and Units Shares and Units
Charlene T. Begley 2,348 3,117
Steven D. Black 3,982 16,939
Börje E. Ekholm 6,535 26,150
Glenn H. Hutchins 3,982 29,196
Essa Kazim 2,348 23,538
Thomas A. Kloet 2,348 -
John D. Markese 2,348 59,898
Ellyn A. McColgan 3,982 20,320
Thomas F. O’Neill - -
Michael R. Splinter 3,982 34,837
Lars R. Wedenborn 2,348 6,034
(7) Fees earned by Mr. Kloet include $40,000 for his partial year of service as a director of our U.S. exchange subsidiaries.
(8) Fees earned by Dr. Markese include $80,000 for his service as a director of our U.S. exchange subsidiaries. Dr. Markese is not standing for re-election at the 2016 Annual Meeting of Stockholders.
(9) Mr. O’Neill did not stand for reelection at the 2015 Annual Meeting of Stockholders.
(10) Fees earned by Mr. Wedenborn include $31,626 (€28,500) for his service as Chairman of the Board of Nasdaq Nordic Ltd. This amount was converted to U.S. dollars from euros at an exchange rate of $1.1097 per euro, which was the average exchange rate for 2015.
NASDAQ 2016 PROXY STATEMENT / 20

NAMED EXECUTIVE OFFICER COMPENSATION
PROPOSAL II: APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION ON AN ADVISORY BASIS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION ON AN ADVISORY BASIS.
We are asking stockholders to approve, on an advisory basis, the company’s executive compensation as reported in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation program and practices described in this proxy statement.
We urge stockholders to read the Compensation Discussion and Analysis section below as well as the executive compensation tables and narrative beginning on page 35. The Compensation Discussion and Analysis describes our executive compensation program and the decisions made by our Management Compensation Committee in 2015 in more detail. The compensation tables provide detailed information on the compensation of our named executive officers. The Board and the Management Compensation Committee believe that the compensation program for our named executive officers has been effective in meeting the core principles described in the Compensation Discussion and Analysis in this proxy statement and has contributed to the company’s long-term success.
In accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2016 Annual Meeting of Stockholders:
RESOLVED, that the Stockholders of Nasdaq, Inc. approve, on an advisory basis, the compensation of Nasdaq’s named executive officers, as disclosed in the proxy statement for Nasdaq’s 2016 Annual Meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the executive compensation tables and other related tables and narrative disclosure.
This advisory vote is not binding on the Board and the Management Compensation Committee. Although non-binding, the Board and the Management Compensation Committee will review and consider the outcome of the vote when making future decisions regarding our executive compensation program.
The Board has adopted a policy providing for annual stockholder advisory votes to approve the company’s executive compensation. The next advisory vote to approve executive compensation will occur at the 2017 Annual Meeting of Stockholders.
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides a summary of our executive compensation philosophy and programs and describes the compensation decisions we have made under these programs and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our CEO and the other named executive officers for 2015. We design our executive compensation program to reward financial and operational performance, effective strategic leadership and achievement of business unit goals and objectives, which are key elements in driving stockholder value and sustainable growth. Our compensation program is grounded in best practices and ethical and responsible conduct.
Our Compensation Discussion and Analysis is organized as follows:
• Business Performance
• Compensation Decision Making
• What We Pay and Why: Elements of Executive Compensation
• Risk Mitigation and Other Pay Practices
NASDAQ 2016 PROXY STATEMENT / 21

NAMED EXECUTIVE OFFICER COMPENSATION
BUSINESS PERFORMANCE
KEY BUSINESS ACHIEVEMENTS
We achieved strong financial and operational performance across many of our business units in 2015 while continuing to diversify our business, invest significantly in future initiatives and integrate our recent acquisitions. Our performance in 2015 included:
• achieving record net revenues and diluted EPS, as well as record non-GAAP diluted EPS for the full year ended December 31, 2015;
• leading all U.S. exchanges with 143 IPOs raising $16.6 billion and welcoming 274 new listings;
• growing our Data Products business revenue 3.9% year-over-year, with a 1.5% increase in subscribers for Nasdaq Basic;
• 93% of S&P 500 and 63% of FTSE companies were clients of our Technology Solutions business;
• leading all exchange operators for the sixth consecutive year in consolidated U.S. equity options market share;
• a record year for our Market Technology business with new order intake of $271 million and an order backlog of $788 million, announcing the simultaneous launch of nine systems to power equity trading, settlement and clearing systems at Borse Istanbul. In addition, our net cash equity trading revenues rose 13.5% as a result of increased trading volume and new product offerings.
STOCKHOLDER RETURN
• Returned $526 million in value to shareholders through $377 million in repurchased stock and $149 million in paid dividends.
• 24% year-over-year growth in our stock price, significantly outperforming the S&P 500.
COMPENSATION DECISION MAKING
KEY GOVERNANCE FEATURES OF EXECUTIVE COMPENSATION PROGRAM
The following table summarizes the specific features of our executive compensation program. We believe our executive compensation practices drive performance and serve our stockholders’ long-term interests.
WHAT WE DO WHAT WE DON’T DO
We pay for performance. We do not guarantee bonus payments for our named executive officers.
We have robust stock ownership guidelines. We do not allow hedging or pledging of Nasdaq stock.
We have “clawback” policies. We no longer award stock options.
We provide change in control protection that requires a
“double trigger.” We do not pay tax gross-ups on severance arrangements.
We provide only limited perquisites. We do not provide ongoing supplemental executive retirement plans; all benefits have been frozen.
We conduct a comprehensive annual risk assessment of our
compensation program. We do not permit re-pricing of underwater stock options.
COMPENSATION PHILOSOPHY
We have endeavored to create a performance-based compensation program that meets the needs of our global company and its stockholders. On an annual basis, the Management Compensation Committee reviews Nasdaq’s compensation philosophy, programs and practices. The following core principles reflect the Management Compensation Committee’s current compensation philosophy:
• The compensation program creates long-term stockholder value by fostering an ownership culture. We promote employee stock ownership and owner behavior, by granting equity to all employees and providing the ability to buy shares through our ESPP.
• The compensation program focuses on key business objectives. Our compensation program starts with strategic and financial goals and objectives, which inform all compensation decisions. Compensation decisions are also strongly influenced by client focus, regulatory compliance and ethical behavior.
NASDAQ 2016 PROXY STATEMENT / 22

NAMED EXECUTIVE OFFICER COMPENSATION
• The compensation program supports a high-performance environment via performance-based rewards. Variable pay is emphasized over fixed pay through participation of all employees in annual and long-term incentive plans.
• The compensation program reinforces the importance of meeting and/or exceeding performance targets through superior awards for superior performance and through differentiated awards based on performance achieved. However, compensation plans and arrangements do not encourage excessive risk-taking by management.
• The compensation program enables Nasdaq to compete effectively for talent. The program is designed to attract, motivate and retain talented, high-performing individuals who are willing to commit to our success and to build long-term stockholder value.
• We communicate compensation objectives and program clearly. Ongoing employee educational programs ensure that the compensation objectives and program are well understood and serve as an effective motivational tool.
Our philosophy is based on the following guiding principles. Each individual component of compensation is considered independently and is not based on a formula. Each component, however, is intended to be complementary to the overall compensation package awarded to the executive.
PAY FOR PERFORMANCE RETENTION COMPETITIVE MARKET ANALYSIS
A substantial portion of compensation Long-term time-based vesting features Total compensation should be sufficiently should be variable or “at risk” and directly ensure that an employee must remain competitive with industry peers to attract linked to individual, company and business with the company for a period of time to and retain executives with similar levels unit performance. receive value from the grant. of experience, skills, education and responsibilities.
INTERNAL EQUITY COLLATERAL IMPLICATIONS STOCKHOLDER ALIGNMENT
Compensation should take into account Our total compensation mix encourages The financial interests of executives should the different levels of responsibilities and executives to take appropriate risks to be aligned with the long-term interests performance among our executives and improve our performance and build long- of our stockholders through stock-based between our CEO, who is responsible for the term stockholder value. compensation and performance metrics entire organization and our other executives, that correlate with long-term stockholder who are responsible for a functional area or value.
a line of business.
SAY ON PAY RESULTS
Each year we carefully consider the results of our Say on Pay advisory vote from the prior year. At our 2015 Annual Meeting of Stockholders, over 98% of the votes cast were in favor of the advisory vote to approve executive compensation. These results demonstrated significant stockholder support of our compensation program’s design and goals, and we took into account the results of this advisory vote when making compensation decisions through the remainder of 2015 and into early 2016. In addition to the Say on Pay results, we also consider many other factors in evaluating our executive compensation programs, including our pay for performance philosophy and a competitive market analysis of peer companies. Consistent with our Say on Pay results and these other factors, in 2015 we retained the core elements of our executive compensation program, policies and decisions and believe that our programs continue to appropriately incentivize our senior management.
NASDAQ 2016 PROXY STATEMENT / 23

NAMED EXECUTIVE OFFICER COMPENSATION
In addition to the perspective provided by the Say on Pay results, we also carefully solicit and consider feedback from our stockholders on executive compensation, corporate governance and other issues throughout the year. We welcome input from our stockholders on our executive compensation program through the communication process discussed in “Stockholder Communication with Directors.”
COMPENSATION DETERMINATIONS
We have established a process for evaluating the performance of the company, the CEO and other named executive officers for compensation purposes. On an annual basis, the Management Compensation Committee, the Board and Nominating & Governance Committee review our CEO’s performance in executive session. As part of their deliberative process, the Management Compensation Committee and Board evaluate our CEO’s performance against the pre-established corporate goals and determine appropriate CEO compensation. The factors considered include our CEO’s performance against his annual performance objectives, the performance of the company, the quality and development of the management team and employee engagement.
With the support of the human resources department, our CEO develops compensation recommendations for the President and Chief Operating Officer, President and Executive Vice Presidents for consideration by the Management Compensation Committee and the Board. As part of this process, our CEO meets individually with each executive to discuss his or her performance against pre-established objectives determined during the previous year, as well as performance objectives and development plans for the coming year. This meeting gives each executive an opportunity to present his or her perspective of his or her performance and potential objectives and challenges for the upcoming year. Our CEO presents the results of each of the executive meetings to the Management Compensation Committee for its review and consideration as part of its deliberation process.
COMPETITIVE POSITIONING
To evaluate the external competitiveness of our executive compensation program, we compare certain elements of the program to similar elements used by peer companies. In setting 2015 compensation levels, the Management Compensation Committee used a comprehensive peer group, consisting of 19 companies, to conduct a competitive market analysis of the compensation program for our named executive officers. We believe using and disclosing a peer group supports good governance and provides valuable input into compensation levels and program design.
When forming the peer group, we considered potential peers among both direct industry competitors and companies in related industries with similar talent needs. After identifying potential peers on this basis, we used the following seven screening criteria to select appropriate peer companies:
1. revenue size;
2. market capitalization size;
3. financial performance;
4. direct exchange competitors;
5. financial services companies;
6. technology-dependent companies; and
7. companies with global complexity.
Each of these factors was initially weighted equally to develop a more refined list of companies for consideration. We then further reviewed each remaining company to determine its appropriateness for the final peer group with a particular focus on identifying meaningful talent peers. Certain companies were eliminated because of factors such as a significantly different market capitalization, limited competitive position for executive talent or limited global complexity relative to Nasdaq.
We believe the current peer group includes an accurate representation of Nasdaq’s industry competitors and size-relevant, talent-focused comparators. In addition, we believe that year-over-year consistency in peer group usage is desirable for reviewing trends in market pay movement. For 2015, we removed NYSE Euronext (due to an acquisition) from the peer group.
NASDAQ 2016 PROXY STATEMENT / 24

NAMED EXECUTIVE OFFICER COMPENSATION
PEER GROUP
The peer group consists of the following companies: (1)
AUTOMATIC DATA
FIDELITY NATIONAL
DEUTSCHE BÖRSE
LEGG MASON, INC.
TMX GROUP INC.
PROCESSING, INC.
INFORMATION SERVICES, INC.
DISCOVER FINANCIAL
LONDON STOCK EXCHANGE
THE CHARLES SCHWAB
BGC PARTNERS INC.
FISERV, INC.
SERVICES
GROUP PLC
CORPORATION
INTERCONTINENTAL
CBOE HOLDINGS, INC.
DST SYSTEMS, INC.
MASTERCARD INCORPORATED
VISA INC.
EXCHANGE, INC.
E*TRADE FINANCIAL
TD AMERITRADE HOLDING
CME GROUP INC.
INVESCO LTD.
CORPORATION
CORPORATION
(1) This peer group differs from the peer group used for the performance graph included in Item 5 of our annual report on Form 10-K, which is for stock performance comparisons and includes industry-only competitors.
In addition to the peer group, we also take into account that Nasdaq faces competition for talent from private firms, such as high frequency and other small trading firms and private equity funds, for which public compensation data is not available.
Peer group data serves as only one reference point in evaluating our executive compensation program. We use this data to see how various elements of our executive compensation program compare to other companies. However, we do not set the compensation of our executives based on this data or target executive compensation to a specific percentile of the compensation set by our competitors. Instead, the comparison is conducted solely to determine if the compensation is competitive to the market. Each executive is evaluated individually based on skills, knowledge, performance, development potential and, in the Management Compensation Committee’s business judgment, the value he or she brings to the organization and Nasdaq’s retention risk.
CEO’S ROLE IN THE EXECUTIVE COMPENSATION PROCESS
Mr. Greifeld regularly attends Management Compensation Committee meetings at the invitation of the Management Compensation Committee. Mr. Greifeld provides his perspective to the Management Compensation Committee regarding executive compensation matters generally and the specific performance of the other executive officers.
However, in accordance with the listing rules of The Nasdaq Stock Market, Mr. Greifeld does not vote on executive compensation matters or attend executive sessions of the Management Compensation Committee or Board and Mr. Greifeld is not present when his own compensation is being discussed or approved.
ROLE OF COMPENSATION CONSULTANTS
In 2015, our Human Resources Department engaged Meridian Compensation Partners to assist staff in gathering data, reviewing best practices and making recommendations to the Management Compensation Committee about our executive compensation program. Meridian does not provide any other services to Nasdaq other than executive compensation consulting. Meridian does not directly advise the Management Compensation Committee or attend meetings. In 2015, we paid Meridian $47,326 in fees for competitive market data for executives and outside directors and $131,333 in fees for other executive compensation services. However, Meridian does not determine or recommend the amount or form of executive or director compensation.
TALLY SHEETS
When recommending compensation for the CEO and other named executive officers, the Management Compensation Committee reviews tally sheets that detail the various elements of compensation, including equity compensation, for each executive. These tally sheets are used to evaluate the appropriateness of the total compensation package, to compare each executive’s total compensation opportunity with his or her actual payout and to ensure that the compensation appropriately reflects the compensation program’s focus on pay for performance.
NASDAQ 2016 PROXY STATEMENT / 25

NAMED EXECUTIVE OFFICER COMPENSATION
WHAT WE PAY AND WHY: ELEMENTS OF EXECUTIVE COMPENSATION
Element
Description
Objectives
FIXED
Base Salaries
Fixed amount of compensation for service
Reward scope of responsibility, experience
during the year
and individual performance
AT-RISK
Annual
At-risk compensation, dependent on goal
Promote strong business results by rewarding
Incentive
achievement
value drivers, without creating an incentive to
Compensation
take excessive risk
Formula-driven annual incentive linked
to corporate financial, business unit
Serve as key compensation vehicle for
financial strategic objectives and other
rewarding results and differentiating
organizational priorities
individual performance each year
Long-Term
Award values are granted based on
Motivate and reward executives for
Incentive
market competitive norms and individual
outperforming peers over several years
Compensation
performance
Ensure that executives have a significant
PSUs are earned and vested after a three-
stake in the long-term financial success of
year performance cycle
the company, aligned with the stockholder
PSUs paid in shares of common stock upon
experience
vesting based on relative TSR ranking
Promote longer-term retention
compared to peers and to the broad
market, over each cycle
BENEFITS
Retirement,
401(k) Plan with company match
Provide market-competitive benefits to attract
Health and
and retain top talent
Welfare
Comprehensive welfare benefits
Frozen pension plan and frozen SERP
Frozen plans reflect legacy arrangements
SEVERANCE
Limited
Severance and related benefits paid upon
Assist in attracting top talent
Severance
termination without cause or resignation
Arrangements
for good reason following a change in
Preserve executive objectivity when
– Change In
control
considering transactions in the best interest of
Control
stockholders
Accelerated equity vesting upon
termination post-change in control
Retention of executives through a change in
control
Equity provisions keep executives whole in
situations where shares may no longer exist or
awards cannot otherwise be replaced
Limited
Specified amounts under employment
Assist in attracting top talent
Severance
arrangements with some executive officers
Arrangements
Provide transition assistance if employment
– Other
Discretionary guidelines, for involuntary
ends involuntarily
terminations without cause
Allow the company to obtain release of
employment-related claims
OTHER
Limited
Limited additional benefits provided to
Provide nominal additional assistance that
Perquisites
certain executives, including financial
allows executives to focus on their duties
counseling, annual health exams and car
and driver to the CEO
NASDAQ 2016 PROXY STATEMENT / 26

NAMED EXECUTIVE OFFICER COMPENSATION
PAY FOR PERFORMANCE
Nasdaq’s executive compensation program is designed to deliver pay in accordance with corporate, business unit and individual performance. A large percentage of total target compensation is “at-risk” through long-term equity awards and annual cash incentive awards. These awards are linked to actual performance and include a substantial portion of equity. The mix of actual direct compensation for our named executive officers in 2015 is shown below.
Named Executive Officers – 2015 Actual Direct Compensation Mix
Base
salary
10%
Annual
Equity
Cash
Awards
Incentive
56%
34%
90% “AT-RISK”
PERFORMANCE-BASED PAY
BASE SALARY
We review base salaries on an annual basis in December. In addition, we may make adjustments to base salaries during the year in response to significant changes in an executive’s responsibilities or events that would impact the long-term retention of a key executive. Salaries are established at levels commensurate with each executive’s title, position and experience, recognizing that each executive is managing a component of a complex global company.
Under the terms of Mr. Greifeld’s employment agreement, his base salary for 2015 was $1 million, which has remained unchanged since 2006, consistent with the terms of his employment agreement and the provisions of Section 162(m) of the Code that limit tax deductibility for non-performance-based compensation.
In January 2015, Mr. Peterson’s base salary was increased from $500,000 to $525,000 to reflect his performance, contributions to technology innovation and resiliency and competitive CIO compensation.
In December 2015, Ms. Friedman’s base salary was increased from $750,000 to $850,000 when she was promoted to President and Chief Operating Officer as a result of her increased scope and responsibilities.
The following table shows each named executive officer’s base salary at December 31, 2015 and 2014.
Base Salary at
Base Salary at
Named Executive Officer
December 31, 2015 ($)
December 31, 2014 ($)
Robert Greifeld
$1,000,000
$1,000,000
Lee Shavel
$500,000
$500,000
Adena T. Friedman
$850,000
$750,000
Hans-Ole Jochumsen
$600,000
$600,000
Bradley J. Peterson
$525,000
$500,000
NASDAQ 2016 PROXY STATEMENT / 27

NAMED EXECUTIVE OFFICER COMPENSATION
ANNUAL INCENTIVE COMPENSATION
Annual performance-based cash incentives are an integral part of our executive compensation program. Our named executive officers receive such awards through our ECIP.
Plan-Based Target Award Opportunities. At the beginning of each year, target annual cash incentive award opportunities are established for our named executive officers. In 2015, Mr. Greifeld’s target annual incentive compensation was increased to $2,300,000 from $2,100,000 to reflect his performance, the company’s performance and competitive CEO compensation.
The target annual cash incentive award opportunities for each of the other named executive officers ranged from $750,000 to $1,250,000, which represents 150% to 167% of base salary, based on an assessment of each officer’s position and responsibilities, the competitive market analysis and the company’s retention objectives. In 2015, Mr. Peterson’s target annual incentive compensation was increased to reflect his performance, contributions to technology innovation and resiliency and competitive CIO compensation.
The following table shows each named executive officer’s target annual incentive opportunity in 2015 and 2014.
2015 Target Annual
2014 Target Annual
Named Executive Officer
Incentive Opportunity ($)
Incentive Opportunity ($)
Robert Greifeld
$2,300,000
$2,100,000
Lee Shavel
$750,000
$750,000
Adena T. Friedman
$1,250,000
$1,250,000
Hans-Ole Jochumsen
$1,000,000
$1,000,000
Bradley J. Peterson
$800,000
$700,000
Performance Goals. The annual cash incentive award payments for our executives are based on the achievement of pre-established performance goals. The CEO selects and recommends goals for the President and Chief Operating Officer, President and Executive Vice Presidents based on their areas of responsibility and input from each executive. The Management Compensation Committee and the Board review and consider our CEO’s recommendations and approve the goals for the coming year after identifying the objectives most critical to our future growth and most likely to hold executives accountable for the operations for which they are responsible.
The annual cash incentive awards are tied to results in the following areas:
corporate objectives, including:
– operating income (run rate), which measures business efficiency and profitability; – net revenue, which measures the ability to drive revenue growth; and
– employee engagement, which measures overall employee satisfaction and motivation; and
business unit objectives, which are defined business unit-specific goals (financial and strategic) that contribute to the company’s short and long-term performance.
Operating income (run rate) and net revenue are the company’s primary measures of short-term business success and key drivers of long-term stockholder value. Operating income (run rate) and net revenue targets are set at the beginning of each year, as part of the company’s annual budgeting process and are subject to adjustment for transactions and other extraordinary events. The employee engagement objectives are established at the beginning of the year by the Management Compensation Committee and Board to focus the executive team on certain enterprise initiatives.
Business unit objectives also are established at the beginning of the year and are subject to adjustment for transactions and other extraordinary events. The business unit strategic objectives consist of financial and strategic objectives specific to the business unit. The Management Compensation Committee and Board set the business unit strategic objectives to reflect the key responsibilities of each executive and incent focus on particular objectives in 2015.
NASDAQ 2016 PROXY STATEMENT / 28

NAMED EXECUTIVE OFFICER COMPENSATION

We set goals at levels where the maximum payout would be difficult to achieve and beyond budget assumptions. The following table shows each named executive officer's performance objectives for 2015 and the relative weighting of these objectives.

	Corporate Operating Income (Run Rate)	Corporate Net Revenue	Employee Engagement	Business Unit Financial and Strategic Objectives
Robert Greifeld	55%	30%	5%	10%
Lee Shavel	50%	10%	5%	35%
Adena T. Friedman	10%	10%	5%	75%
Hans-Ole Jochumsen	10%	10%	5%	75%
Bradley J. Peterson	40%	10%	5%	45%

Potential Payouts. Payouts are determined after the end of the year and are based on the sum of (i) actual performance under each corporate objective and (ii) actual performance against an executive's business unit objectives. Each goal applicable to the named executive officers for 2015 had a minimum, target and maximum performance level.

Scoring of each goal is based on actual goal achievement compared to the target. In 2015, payouts on each goal could vary between 0% and 200% of the target. However, the non-financial goals were subject to a funding modifier aligned with the achievement of either corporate or business unit financial goals. This limitation ensures that the payout of overachievement against non-financial goals is aligned with financial results.

Payouts under the incentive compensation program also take into account ethical and responsible conduct, and awards are subject to adjustment at the full discretion of the Management Compensation Committee.

Corporate Objectives Performance vs. Goals. The table below summarizes the 2015 corporate objectives.

Corporate Objective	Minimum (0% payout)	Target (100% Payout)	Maximum (200% payout)	Nasdaq's Results for 2015 as Measured for Compensation Purposes	Payout Percentage of Target Incentive Award Amount
Operating Income (Run Rate) (1)	$874.4m	$930.9m - $950.9m	$979.4m	$1,003.0m	200%
Net Revenue (1)	$2,010.0m	$2,075.0m - $2,105.0m	$2,140.0m	$2,156.4m	200%
Employee Engagement	Maintain current level	5% improvement	9% improvement	6% improvement	133%

(1) For compensation purposes, operating income (run rate) and net revenue exclude the effects of foreign exchange. Operating income (run rate) also excludes non-recurring expense items relating to the following: integration expenses related to recently acquired businesses, our 2015 restructuring plan, amortization expense of acquired intangible assets and other expenses. As a result, these calculations differ from the U.S. GAAP calculations of operating income and revenues less transaction-based expenses reported in our annual report on Form 10-K.

NASDAQ 2016 PROXY STATEMENT / 29

NAMED EXECUTIVE OFFICER COMPENSATION

2015 Business Unit Financial and Strategic Objectives Performance vs. Goals. The Management Compensation Committee and Board assessed each officer's achievement of the business unit strategic objectives in 2015, as described below.

Named Executive Officer	Goal	Goal Weighting	Score as a Percent of Target
Robert Greifeld	Strategic Initiatives (1)	10%	50%
Lee Shavel	Price/Earnings Valuation	5%	200%
	Corporate Strategy	10%	190%
	Risk Management	10%	160%
	Investor Relations	5%	200%
	Finance/GCS Expense Management and Procurement Savings	5%	200%
Adena T. Friedman	Corporate Solutions Operating Income	5%	34%
	Market Technology Operating Margin Percentage	5%	92%
	Global Information Services Revenue	10%	200%
	Capital Access, Technology & Insights Operating Income	25%	200%
	Capital Access, Technology & Insights Innovation (1)	10%	141%
	Global Technology Solutions Revenue	10%	100%
	Listing Services IPO Rate	10%	200%
Hans-Ole Jochumsen	Global Trading & Market Services Operating Income	35%	198%
	Global Trading & Market Services Revenue	25%	175%
	Global Trading & Market Services Strategic Initiatives (1)	15%	35%
Bradley J. Peterson	Global Technology Expense Run Rate	15%	125%
	Business Unit Innovation	10%	200%
	Systems Reliability	10%	186%
	System Resiliency Risk	10%	200%

(1) For some goals, overachievement was limited by business unit profit results.

Award Payouts. In early 2016, the Management Compensation Committee and Board determined the final levels of achievement for each of the goals and approved payout amounts.

Named Executive Officer	2015 ECIP Award Payout ($)	2014 ECIP Award Payout ($)
Robert Greifeld	$4,177,950	$2,550,450
Lee Shavel	$1,437,375	$900,375
Adena T. Friedman	$2,088,125	$1,636,250
Hans-Ole Jochumsen	$1,649,500	$1,623,000
Bradley J. Peterson (1)	$1,522,000	$1,183,700

(1) In addition to Mr. Peterson's calculated payout of $1,472,000, he also received an additional award of $50,000 to reflect system resiliency and reliability accomplishments in 2015.

NASDAQ 2016 PROXY STATEMENT / 30

NAMED EXECUTIVE OFFICER COMPENSATION
LONG-TERM INCENTIVE COMPENSATION
Long-term incentive compensation consists entirely of equity awards. Since 2012, we have granted equity awards to senior management under a performance-based long-term incentive program that focuses on TSR. Consistent with our pay for performance philosophy, this program represents 100% of our named executive officer’s long-term stock-based compensation.
Under the program, each named executive officer received a grant of PSUs subject to a three-year cumulative performance period beginning on January 1, 2015 and ending on December 31, 2017. Performance is determined by comparing Nasdaq’s TSR to two groups of companies, each weighted 50%. One group consists of all S&P 500 companies and the other group consists of the following exchange companies:
ASX LIMITED
BOLSAS Y MERCADOS ESPANOLES
EURONEXT
JAPAN EXCHANGE
BGC PARTNERS, INC.
CBOE HOLDINGS, INC.
HONG KONG STOCK EXCHANGE
LONDON STOCK EXCHANGE
GROUP PLC
BM&F BOVESPA
CME GROUP INC.
ICAP PLC
SINGAPORE EXCHANGE
BOLSA MEXICANA DE VALORES
INTERCONTINENTAL EXCHANGE, INC.
DEUTSCHE BÖRSE AG
TMX GROUP INC.
The TSR results are measured at the beginning and end of the three-year performance period. Nasdaq’s relative performance ranking against each of these groups will determine the final number of shares delivered to each individual. The maximum payout will be 200% of the target number of PSUs granted if Nasdaq ranks at the 85th percentile or above of both groups. However, if Nasdaq’s TSR is negative for the three-year performance period, regardless of TSR ranking, the payout cannot exceed 100% of the target number of PSUs granted. Below is a table showing the amount of shares a grantee may receive based upon different levels of achievement against each of the groups. For each group, the resulting shares earned will be calculated by multiplying the relevant percentage from the table below by one-half of the target award amount.
Percentile Rank of
Nasdaq’s Three-Year
TSR Versus the
Resulting Shares
Relevant Group
Earned
>= 85th Percentile 200%
67.5th Percentile 150%
50th Percentile 100%
25th Percentile 50%
15th Percentile 30%
0 Percentile 0%
For levels of achievement between points, the resulting shares earned will be calculated based on straight-line interpolation. In setting Mr. Greifeld’s 2015 equity award target, the Management Compensation Committee focused on motivating long term performance, with significant upside and downside based on relative performance. Historical awards and the retention value of Mr. Greifeld’s outstanding equity were taken into account when determining the target amount of his award. Peer group data also was considered in establishing a market-competitive award level.
NASDAQ 2016 PROXY STATEMENT / 31

NAMED EXECUTIVE OFFICER COMPENSATION
Mr. Greifeld recommended the specific equity award targets for each of the other named executive officers, which varied among executives depending upon responsibilities and retention considerations. The Management Compensation Committee and Board evaluated these recommendations and determined that the amount of each award reflected the individual’s contributions, was aligned with competitive market levels and was appropriate for retention purposes.
The target amount and target face value of the PSUs awarded to each of the named executive officers under this program is set forth in the table below. The 2015 awards were approved on March 23, 2015 and granted on March 31, 2015, which was the date of Nasdaq’s annual employee equity grant.
Named Executive Officer
Target Grant Date
Target PSUs (#)
Face Value ($)
Robert Greifeld 147,232 $7,499,998
Lee Shavel 24,984 $1,272,685
Adena T. Friedman 53,538 $2,727,226
Hans-Ole Jochumsen 35,692 $1,818,150
Bradley J. Peterson 24,984 $1,272,685
Settlement of 2013 PSU Grants. In February 2016, the Management Compensation Committee evaluated and approved the performance results for the PSUs granted to senior executives in 2013, including Messrs. Greifeld, Shavel and Jochumsen. These PSUs were subject to a three-year cumulative performance period beginning on January 1, 2013 and ending on December 31, 2015 and performance was determined by comparing Nasdaq’s TSR to two groups of companies, each weighted 50%. One group consisted of all S&P 500 companies and the other group consisted of 12 peer exchange companies.
The following table sets forth the 2013 PSU performance measure results.
Equity Award
Cumulative TSR
Weighting
Performance Factors
Percentile Rank
Payout
Blended Payout
Based on Relative TSR 50% 93% 200%
Against the S&P 500
2013 Three-Year 93.1% 185.7%
PSU Award
Based on Relative TSR 50% 75% 171.4%
Against Peers
Based on these results, the named executive officers earned the number of PSUs set forth below as compared to the target amounts granted.
Named Executive Officer
Target PSUs
PSUs Earned
Robert Greifeld 227,000 421,539
Lee Shavel 38,303 71,128
Hans-Ole Jochumsen 32,831 60,967
General Equity Award Grant Practices. The Management Compensation Committee and the Board consider whether to make equity awards at regularly scheduled meetings which are scheduled well in advance without regard to material company news announcements. The reference price for calculating the value of equity awards granted is the closing market price of Nasdaq’s common stock on the date of grant. Existing equity ownership levels are not a factor in award determinations as we do not want to discourage senior executives from holding significant amounts of Nasdaq’s common stock.
Throughout the performance periods for equity awards, the Management Compensation Committee receives updates on the executives’ progress in achieving applicable performance measures and monitors the compensation expense that the company is incurring for outstanding equity awards. We believe that the current and expected expense amounts are reasonable and justified in light of the Management Compensation Committee’s goals of aligning the long-term interests of officers and employees with those of stockholders and retaining a strong management team.
NASDAQ 2016 PROXY STATEMENT / 32

NAMED EXECUTIVE OFFICER COMPENSATION
BENEFITS
Nasdaq provides a comprehensive benefits program to our executives, including the named executive officers, which mirrors the program offered to our other employees. These benefits include, among others things, 401(k) with 6% match, health and welfare benefits and an employee share purchase program. Under these plans, our named executive officers participate on the same terms as other employees.
SEVERANCE ARRANGEMENTS
Except in the limited circumstances described in this proxy statement, we are not obligated to pay general severance or other enhanced benefits to any named executive officer upon termination of his or her employment. However, the Management Compensation Committee has the discretion to pay severance plan benefits. Severance plan decisions do not influence the Management Compensation Committee’s other recommendations regarding compensation as these other decisions are focused on motivating our executives to remain with Nasdaq and contribute to our future success.
We believe that the terms for triggering payment under each of the arrangements described in this proxy statement are reasonable. For example, these arrangements use what is known as a “double trigger,” meaning that a severance payment as a result of a change in control is activated only upon the occurrence of both a change in control of the company and a loss of employment. Benefits under these arrangements will be provided only if Nasdaq is the target organization. In addition, a change in control under these arrangements is limited to situations where the acquirer obtains a majority of Nasdaq’s voting securities or the current members of our Board (or their approved successors) cease to constitute a majority of the Board.
For further information on Nasdaq’s limited severance arrangements, see “Executive Compensation Tables – Potential Payments upon Termination and Change in Control.”
PERQUISITES
Because our executive compensation program emphasizes pay for performance, it includes very few perquisites for our executives. In view of the demands of his position, we provide Mr. Greifeld with a company car and driver for use when conducting company business. Officers at the level of Senior Vice President and above are eligible to receive basic financial planning services and executive health exams. Participation in each of these programs is voluntary. We do not provide tax gross-up payments on perquisites, other than under employment or hiring arrangements.
RISK MITIGATION AND OTHER PAY PRACTICES
RISK ASSESSMENT OF COMPENSATION PROGRAM
We monitor the risks associated with our compensation program on an ongoing basis. In March 2016, the Management Compensation Committee and Audit Committee were presented with the results of an annual formal assessment of our employee compensation program in order to evaluate the risks arising from our compensation policies and practices. This risk assessment report reflected a comprehensive review and analysis of the components of our compensation program, including the performance measures established under the 2016 cash performance-based incentive award program. The Management Compensation Committee and Audit Committee both concluded, based on the risk assessment report’s findings, that any risks arising from our compensation program are not reasonably likely to have a material adverse effect on the company.
The risk assessment was performed by an internal working group consisting of employees in the Human Resources, Risk Management and Internal Audit Departments, as well as the Offices of General Counsel and Corporate Secretary. The findings were presented to the Global Risk Steering Committee, which concurred with the working group’s report. The risk assessment included the following steps:
• collection and review of existing Nasdaq compensation policies and pay structures;
• development of a risk assessment scorecard, analysis approach and timeline;
• conduct of a qualitative risk assessment of performance goals to determine overall risk level; and
• review and evaluation of controls that might mitigate risk taking (e.g., equity vesting structure, incentive recoupment policy and stock ownership guidelines).
STOCK OWNERSHIP GUIDELINES
We have long recognized the importance of stock ownership as an essential means of closely aligning the interests of our executives with the interests of our stockholders. In addition to using equity awards as a primary long-term incentive compensation tool, we have in place stock ownership guidelines for our CEO, President and Chief Operating Officer, President, CFO, Executive Vice Presidents and Senior Vice Presidents. Under its charter, the Management Compensation Committee is responsible for reviewing the stock ownership guidelines annually and verifying compliance.
NASDAQ 2016 PROXY STATEMENT / 33

NAMED EXECUTIVE OFFICER COMPENSATION
Under the guidelines, the covered executives are expected to own specified dollar amounts of Nasdaq common stock based on a multiple of their base salary. The multiple is determined by officer level: our CEO must hold shares valued at six times base salary, our President and Chief Operating Officer, President and CFO must hold a four times multiple, other Executive Vice Presidents must hold a three times multiple and Senior Vice Presidents must hold a one times multiple. Individual holdings, shares jointly owned with immediate family members or held in trust, shares of restricted stock (including vested and unvested), shares underlying PSUs after completion of the performance period and shares purchased or held through Nasdaq’s plans, such as the Nasdaq ESPP, count toward satisfying the guidelines. New executives and executives who incur a material change in their responsibilities are expected to meet the applicable level of ownership within four years of their start date or the date of the change in responsibilities. All of the named executive officers who were required to be in compliance with the guidelines on December 31, 2015 were in compliance with the guidelines as of that date.
STOCK HOLDING GUIDELINES
We encourage our senior executives to retain equity grants until the applicable stock ownership level discussed above is reached. Under the stock ownership guidelines, these officers must hold the specified dollar amounts of stock through the end of their employment with Nasdaq. We feel that our guidelines provide proper alignment of the interests of our management and our stockholders and therefore, we do not have additional stock holding requirements beyond the stock ownership guidelines.
TRADING CONTROLS AND HEDGING AND PLEDGING POLICIES
We prohibit directors or executive officers from engaging in securities transactions that allow them either to insulate themselves, or profit, from a decline in Nasdaq’s stock price (with the exception of selling shares outright). Specifically, these individuals may not enter into hedging transactions with respect to Nasdaq’s common stock, including short sales and transactions in derivative securities. Finally, these individuals may not pledge, hypothecate or otherwise encumber their shares of Nasdaq common stock.
Nasdaq permits all employees, including the named executive officers, to enter into plans established under Rule 10b5-1 of the Exchange Act to enable them to trade in our stock, including stock received through equity grants, during periods in which they might not otherwise be able to trade because material nonpublic information about Nasdaq has not been publicly released. These plans include specific instructions to a broker to trade on behalf of the employee if our stock price reaches a specified level or if certain other events occur and therefore, the employee no longer controls the decision to trade.
INCENTIVE RECOUPMENT POLICY
The Board and Management Compensation Committee have adopted an incentive recoupment or “clawback” policy that is applicable to the named executive officers. The policy provides that the company may recoup any cash or equity incentive payments predicated upon the achievement of financial results or operating metrics that are subsequently determined to be incorrect on account of material errors, material omissions, fraud or misconduct.
TAX AND ACCOUNTING IMPLICATIONS OF EXECUTIVE COMPENSATION
The Management Compensation Committee considers the income tax consequences of individual compensation elements when it is analyzing the overall level of compensation and the mix of compensation among individual elements.
Section 162(m) of the Code provides a limit of $1 million on the remuneration that may be deducted by a public company in any year in respect of the CEO and the three other most highly compensated executive officers (other than the principal financial officer). However, “performance-based compensation” is fully deductible if the plan under which the compensation is paid has been approved by the stockholders and meets other requirements. We attempt to structure our compensation arrangements so that amounts paid are tax deductible to the extent feasible and consistent with our overall compensation objectives. Depending upon the relevant circumstances at the time, the Management Compensation Committee may determine to award compensation that may not be deductible. In making this determination, the Management Compensation Committee balances the purposes and needs of our executive compensation program against the potential tax implications.
Generally, under U.S. GAAP, compensation is expensed as earned. Equity compensation is generally expensed over the vesting period in accordance with FASB ASC Topic 718.
NASDAQ 2016 PROXY STATEMENT / 34

NAMED EXECUTIVE OFFICER COMPENSATION

MANAGEMENT COMPENSATION COMMITTEE REPORT

The Management Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with our management. After such discussions, the Management Compensation Committee recommended to Nasdaq's Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into Nasdaq's annual report on Form 10-K.

The Management Compensation Committee

Michael R. Splinter, Chair
Steven D. Black
Börje E. Ekholm
Glenn H. Hutchins

MANAGEMENT COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Management Compensation Committee is an executive officer, employee or former officer of Nasdaq. With the exception of Mr. Greifeld, none of Nasdaq's executive officers serves as a current member of the Nasdaq Board. None of Nasdaq's executive officers serves as a director or a member of the compensation committee of any entity that has one or more executive officers serving on the Nasdaq Board or Management Compensation Committee. For information on transactions with entities affiliated with our Management Compensation Committee members, see "Certain Relationships and Related Transactions" on page 54.

EXECUTIVE COMPENSATION TABLES

The following tables, narrative and footnotes present the compensation of the named executive officers during 2015 in the format mandated by the SEC.

2015 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) [1]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) [2]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) [3]	All other Compensation ($) [4]	Total ($)
Robert Greifeld, Chief Executive Officer	2015	$1,000,000	-	$9,427,265	-	$4,177,950	$157,131	$101,230	$14,863,576
	2014	$1,000,000	-	$7,763,400	-	$2,550,450	$711,724	$58,355	$12,083,929
	2013	$1,000,000	-	$9,944,870	-	$2,794,050	-	$101,104	$13,840,024
Lee Shavel, Former Chief Financial Officer and Executive Vice President, Corporate Strategy	2015	$500,000	-	$1,599,726	-	$1,437,375	-	$20,208	$3,557,309
	2014	$500,000	-	$1,486,001	-	$900,375	-	$17,350	$2,903,726
	2013	$500,000	-	$1,678,054	-	$1,135,500	-	$24,550	$3,338,104
Adena T. Friedman, President and Chief Operating Officer	2015	$751,538	-	$3,428,038	-	$2,088,125	$5,792	$26,277	$6,299,770
	2014	$396,947	-	$8,449,284	-	$1,636,250	$61,907	$8,678	$10,553,066
Hans-Ole Jochumsen, President	2015	$600,000	-	$2,285,359	-	$1,649,500	-	$40,015	$4,574,874
	2014	$558,409	-	$1,916,309	-	$1,623,000	-	$262,963	$4,360,681
	2013	$516,096	-	$1,438,326	-	$1,383,168	-	$132,039	$3,469,629
Bradley J. Peterson, Executive Vice President and Chief Information Officer	2015	$524,231	-	$1,599,726	-	$1,522,000	-	$20,400	$3,666,357
	2014	$497,115	-	$1,273,715	-	$874,575	-	$15,417	$2,660,822
	2013	$412,885	$400,000	$2,000,014	-	$915,300	-	$266,962	$3,995,161

NASDAQ 2016 PROXY STATEMENT / 35

NAMED EXECUTIVE OFFICER COMPENSATION

(1) The amounts reported in this column reflect the grant date fair value of the stock awards, including PSUs and RSUs, computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in note 12 to the company's audited financial statements for the fiscal year ended December 31, 2015 included in our annual report on Form 10-K. Since the 2015 PSU award payouts are contingent on TSR-related performance-based vesting conditions, the grant date fair values were determined based on a Monte Carlo simulation model.

The Monte Carlo simulation model takes into account expected price movement of Nasdaq stock as compared to peer companies. As a result of the company's pre-grant 2015 TSR performance relative to peer companies, the Monte Carlo simulation model assigned a significantly higher value to each 2015 PSU than the closing price of Nasdaq's stock on the grant date. Therefore, the value reflected in the 2015 Summary Compensation Table does not reflect the target grant date face value shown in the Long-Term Stock-Based Compensation section of the Compensation Discussion and Analysis in this proxy statement and there is no assurance that the target grant date face values or FASB ASC Topic 718 fair values will ever be realized by the CEO or the other named executive officers. The table below summarizes the target grant date face value of PSU grants that the Management Compensation Committee and the Board approved for the named executive officers compared to the FASB ASC Topic 718 fair value.

Name	Year	Target PSUs (#)	Target Grant Date Face Value ($)	FASB ASC Topic 718 Fair Value ($)
Robert Greifeld	2015	147,232	$7,499,998	$9,427,265
Lee Shavel	2015	24,984	$1,272,685	$1,599,726
Adena T. Friedman	2015	53,538	$2,727,226	$3,428,038
Hans-Ole Jochumsen	2015	35,692	$1,818,150	$2,285,359
Bradley J. Peterson	2015	24,984	$1,272,685	$1,599,726

(2) The amounts reported in this column reflect the cash awards made to the named executive officers under the ECIP or other performance-based incentive compensation programs.

(3) The amounts reported in this column reflect the actuarial increase in the present value of the named executive officers' benefits under all pension plans established by Nasdaq. No amount is reported in this column for Mr. Greifeld for 2013 as the actuarial present value of his benefits under the pension plans decreased by $417,127. Assumptions used in calculating the amounts include a 4.30% discount rate as of December 31, 2015, a 4.20% discount rate as of December 31, 2014, a 4.90% discount rate as of December 31, 2013, a 4.00% discount rate as of December 31, 2012, retirement at age 62 (which is the earliest age at which a participant may retire and receive unreduced benefits under the plans) and other assumptions used as described in note 11 to the company's audited financial statements for the fiscal year ended December 31, 2015 included in our annual report on Form 10-K. None of the named executive officers received above-market or preferential earnings on deferred compensation in 2015, 2014 or 2013.

(4) The following table sets forth the 2015 amounts reported in the "All Other Compensation" column by type. The incremental cost of personal use of the company car (including commutation) is calculated based on an allocation of the cost of the driver, tolls, fuel, maintenance and other related expenses.

Name	Incremental Cost of Personal Use of Company Car ($)	Cost of Executive Health Exam ($)	Cost of Financial/ Tax Planning Services ($)	Contribution to the 401(k) Plan ($)	Total All Other Compensation ($)
Robert Greifeld	$80,830	$4,500	-	$15,900	$101,230
Lee Shavel	-	$4,500	-	$15,708	$20,208
Adena T. Friedman	-	-	$15,569	$10,708	$26,277
Hans-Ole Jochumsen	-	$4,500	$20,076	$15,439	$40,015
Bradley J. Peterson	-	$4,500	-	$15,900	$20,400

NASDAQ 2016 PROXY STATEMENT / 36

NAMED EXECUTIVE OFFICER COMPENSATION

2015 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Committee and/ or Board Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards [2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) [3]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum(#)				
Robert Greifeld	3/23/2015	3/23/2015	-	$2,300,000	$4,600,000	-	-	-	-	-	-	-
	3/23/2015	3/31/2015	-	-	-	-	147,232	294,464	-	-	-	$9,427,265
Lee Shavel	3/23/2015	3/23/2015	-	$750,000	$1,500,000	-	-	-	-	-	-	-
	3/23/2015	3/31/2015	-	-	-	-	24,984	49,968	-	-	-	$1,599,726
Adena T. Friedman	3/23/2015	3/23/2015	-	$1,250,000	$2,500,000	-	-	-	-	-	-	-
	3/23/2015	3/31/2015	-	-	-	-	53,538	107,076	-	-	-	$3,428,038
Hans-Ole Jochumsen	3/23/2015	3/23/2015	-	$1,000,000	$2,000,000	-	-	-	-	-	-	-
	3/23/2015	3/31/2015	-	-	-	-	35,692	71,384	-	-	-	$2,285,359
Bradley J. Peterson	3/23/2015	3/23/2015	-	$800,000	$1,600,000	-	-	-	-	-	-	-
	3/23/2015	3/31/2015	-	-	-	-	24,984	49,968	-	-	-	$1,599,726

(1) The amounts reported in these columns represent the possible range of payments under the ECIP or other performance-based incentive compensation programs. For information about the amounts actually earned by each named executive officer under the ECIP or other performance-based incentive compensation programs, see "Executive Compensation Tables – 2015 Summary Compensation Table." Amounts are considered earned in fiscal year 2015 although they were not paid until 2016.

(2) The amounts reported in these columns represent the possible range of PSUs that each named executive officer may earn under the Equity Plan, depending on his or her achievement of performance goals established by the Management Compensation Committee and Board.

(3) The amounts reported in this column represent the grant date fair value of the total equity awards reported in the previous columns calculated pursuant to FASB ASC Topic 718 based upon the assumptions discussed in note 12 to the company's audited financial statements for the fiscal year ended December 31, 2015 included in our annual report on Form 10-K. For further information about the calculation of these amounts, see "Executive Compensation Tables – 2015 Summary Compensation Table" on page 35.

NASDAQ 2016 PROXY STATEMENT / 37

NAMED EXECUTIVE OFFICER COMPENSATION

2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Robert Greifeld	960,000	-	-	$35.92	12/13/2016	-	-	-	-
	900,000	-	-	$21.31	06/30/2019	-	-	-	-
	-	-	-	-	-	-	-	180,000 [3]	$10,470,600
	-	-	-	-	-	-	-	147,232 [4]	$8,564,485
Lee Shavel	41,257	-	-	$24.94	05/23/2021	-	-	-	-
	-	-	-	-	-	-	-	34,454 [3]	$2,004,189
	-	-	-	-	-	-	-	24,984 [4]	$1,453,319
Adena T. Friedman	-	-	-	-	-	109,439 [1]	$6,366,067	-	-
	-	-	-	-	-	-	-	62,181 [3]	$3,617,069
	-	-	-	-	-	-	-	53,538 [4]	$3,114,305
Hans-Ole Jochumsen	15,771	-	-	$41.36	03/24/2018	-	-	-	-
	22,059	-	-	$19.75	03/04/2020	-	-	-	-
	33,995	-	-	$25.28	03/28/2021	-	-	-	-
	-	-	-	-	-	-	-	44,431 [3]	$2,584,551
	-	-	-	-	-	-	-	35,692 [4]	$2,076,204
Bradley J. Peterson	-	-	-	-	-	22,988 [2]	$1,337,212	-	-
	-	-	-	-	-	-	-	29,532 [3]	$1,717,876
	-	-	-	-	-	-	-	24,984 [4]	$1,453,319

(1) These RSUs will vest as to one-half on each of June 16, 2016 and June 16, 2017.

(2) These RSUs vested on February 6, 2016.

(3) This PSU award is subject to a three-year performance period ending on December 31, 2016. The amount reported is the target award amount, although the actual number of shares awarded could range from 0% to 200% of the target award amount, depending on the level of achievement of certain specified performance goals established by the Management Compensation Committee and Board.

(4) This PSU award is subject to a three-year performance period ending on December 31, 2017. The amount reported is the target award amount, although the actual number of shares awarded could range from 0% to 200% of the target award amount, depending on the level of achievement of certain specified performance goals established by the Management Compensation Committee and Board.

NASDAQ 2016 PROXY STATEMENT / 38

NAMED EXECUTIVE OFFICER COMPENSATION
2015 OPTION EXERCISES AND STOCK VESTED TABLE
Stock Awards
Number of Shares Value Realized
Name Acquired on Vesting (#) on Vesting ($) (1)
Robert Greifeld 421,539 (2) $26,915,265
Lee Shavel 121,248 (3) $7,144,254
Adena T. Friedman 54,719 (4) $2,768,234
Hans-Ole Jochumsen 60,967 (5) $3,892,743
Bradley J. Peterson 22,989 (6) $1,131,863
(1) The amounts reported in this column are calculated by multiplying the number of shares of stock that vested by the closing market price of our common stock on the vesting date.
(2) The amount reported includes 220,676 shares that were withheld to pay taxes in connection with the vesting(s).
(3) The amount reported include 63,023 shares that were withheld to pay taxes in connection with the vesting(s).
(4) The amount reported includes 26,321 shares that were withheld to pay taxes in connection with the vesting(s).
(5) The amount reported includes 28,905 shares that were withheld to pay taxes in connection with the vesting(s).
(6) The amount reported includes 9,008 shares that were withheld to pay taxes in connection with the vesting(s).
2015 PENSION BENEFITS TABLE
Number of Years Present Value Payments
Credited of Accumulated During Last
Name (1) Plan Name Service (#) (2) Benefit ($) (3) Fiscal Year ($)
Pension Plan 4.0$156,662 -
Robert Greifeld
SERP 4.0 $5,194,874 -
Pension Plan 13.92 $319,699-
Adena T. Friedman
SERP 13.92 --
(1) Messrs. Jochumsen, Peterson and Shavel are not participants in the pension plan or SERP.
(2) Since the pension plan and SERP were frozen in 2007, the number of years of credited service for each named executive officer under those plans differs from such officer’s number of years of actual service with Nasdaq. As of December 31, 2015, Mr. Greifeld had 12.67 years of actual service with Nasdaq, while Ms. Friedman had 19.42 years. Generally, participants in the pension plan became vested in retirement benefits under the plan after five years of service from the participant’s date of hire. Participants in the SERP generally became vested in retirement benefits under the SERP after reaching age 55 and completing 10 years of service. As of December 31, 2015, Mr. Greifeld was vested in benefits payable under both the pension plan and the SERP and Ms. Friedman was vested in benefits payable under the pension plan.
(3) The amounts reported comprise the actuarial present value of the named executive officer’s accumulated benefit under the pension plan and SERP as of December 31, 2015. Assumptions used in calculating the amounts include a 4.30% discount rate as of December 31, 2015, retirement at age 62 (which is the earliest age at which a participant may retire and receive unreduced benefits under the plans) and other assumptions used as described in note 11 to the company’s audited financial statements for the fiscal year ended December 31, 2015 included in our annual report on Form 10-K.
NASDAQ 2016 PROXY STATEMENT / 39

NAMED EXECUTIVE OFFICER COMPENSATION

2015 NONQUALIFIED DEFERRED COMPENSATION TABLE [1]

Name [2]	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) [3]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert Greifeld	-	-	$15,588	-	$276,183
Lee Shavel	-	-	$717	-	$12,706

[1] As of January 1, 2014, Nasdaq discontinued contributions to the Supplemental ERC, which was a plan designed to enhance retirement contributions for certain officers whose base salaries or total contributions to qualified plans exceeded certain IRS limitations. In 2015, named executive officers continued to receive interest on prior contributions to the plan.

[2] Ms. Friedman, Mr. Jochumsen and Mr. Peterson are not currently participants in the Supplemental ERC.

[3] The amounts reported in this column represent interest earned during 2015 on account balances. Interest is paid at an annual rate of 7% (which is the 10-year U.S. Treasury securities rate on the effective date of the Supplemental ERC program plus an additional 1%).

EMPLOYMENT AGREEMENTS

Nasdaq currently has employment agreements with three of its named executive officers, Mr. Greifeld, Ms. Friedman and Mr. Jochumsen, as described further below. In addition to the employment agreements, Nasdaq has entered a confidentiality, non-solicitation and invention assignment agreement with each of Mr. Greifeld, Ms. Friedman and Mr. Jochumsen.

Each employment agreement prohibits the relevant named executive officer from rendering services to a competing entity for a period of two years following the last date of employment. To receive certain termination payments and benefits, the officer must execute a general release of claims against Nasdaq. In addition, termination payments and benefits may be discontinued if the officer breaches the restrictive covenants in either the employment agreement or the confidentiality, non-solicitation and invention assignment agreement.

Each employment agreement sets forth the payments and benefits that the relevant named executive officer will receive under various termination scenarios. For further information about these payments and benefits, see "Executive Compensation Tables – Potential Payments upon Termination and Change in Control."

Robert Greifeld

Mr. Greifeld's employment is governed by an employment agreement dated February 22, 2012 and a memorandum of understanding dated December 11, 2012.

The employment agreement has a term of five years, with no automatic renewals. The agreement provides for:

- an annual base salary of no less than $1,000,000; and
- annual incentive compensation that is targeted at not less than 200% of base salary based on the achievement of one or more performance goals established by the Management Compensation Committee.

Although no equity award grants are guaranteed under the agreement, Mr. Greifeld may receive grants of equity awards, based on the Management Compensation Committee's evaluation of the performance of Nasdaq and Mr. Greifeld, peer group market data and internal equity and consistent with past practices.

The memorandum of understanding between Mr. Greifeld and Nasdaq clarifies the meaning of certain terms relevant to the calculation of severance payments under his employment agreement.

Adena T. Friedman

On May 9, 2014, Nasdaq entered into an employment agreement with Ms. Friedman. The term of the agreement is June 12, 2014 to June 12, 2019.

The agreement provides that Ms. Friedman will report directly to the CEO and receive:

- an annual base salary of no less than $750,000; and
- annual incentive compensation that is targeted at not less than $1,250,000 based on the achievement of one or more performance goals established by the CEO and the Management Compensation Committee.

The agreement provided for grants of RSUs and PSUs to Ms. Friedman in 2014. For each of the calendar years 2015, 2016, 2017 and 2018, Ms. Friedman shall be eligible for a target equity compensation award of not less than $3,000,000 in value in accordance with the terms of the Equity Plan.

NASDAQ 2016 PROXY STATEMENT / 40

NAMED EXECUTIVE OFFICER COMPENSATION
Hans-Ole Jochumsen
On August 5, 2014, Nasdaq entered into a new employment agreement with Hans-Ole Jochumsen. The term of the employment agreement is August 5, 2014 to August 5, 2019.
The agreement provides that Mr. Jochumsen will report directly to the CEO and receive:
• an annual base salary of no less than $600,000; and
• annual incentive compensation that is targeted at not less than $1,000,000 based on the achievement of one or more performance goals established by the CEO and the Management Compensation Committee.
For each of the calendar years 2015, 2016, 2017 and 2018, Mr. Jochumsen shall be eligible for a target equity compensation award of not less than $1,900,000 in value in accordance with the terms of the Equity Plan.
POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE IN CONTROL
Our CEO, President and Chief Operating Officer and President have employment agreements that provide for limited payments and benefits in the event the executive’s employment is terminated following a change in control of the company. In addition, we have adopted a change in control severance plan covering our other named executive officers providing limited payments and benefits if their employment is terminated in connection with a change in control. Payments and benefits under these agreements and the plan are subject to a “double trigger,” meaning that payments are made only when both a change in control of the company and a loss of employment occur. We also have provisions in our Equity Plan that provide for the accelerated vesting of equity awards if employment is terminated due to a change in control.
CHANGE IN CONTROL
Employment Agreements. Under the employment agreements, if Mr. Greifeld, Ms. Friedman or Mr. Jochumsen’s employment is terminated within two years after a change in control either by the company without cause or the executive for good reason, the executive will be entitled to the following severance payments and benefits from the company:
• a cash payment equal to the sum of: (i) two times the prior year’s annual base salary, (ii) the target bonus amount for the year prior to the year termination occurs and (iii) any pro rata target bonus for the year of termination if performance goals are satisfied;
• a taxable monthly cash payment equal to the employer’s share of the COBRA premium for the highest level of coverage available under the company’s group health plans, until the earlier of 24 months or the date he or she is eligible for coverage under another employer’s health care plan; and
• continued life insurance and accidental death and dismemberment insurance benefits for the same period as the continued health coverage payments.
Under a “best net provision,” if amounts payable due to a change in control would be subject to an excise tax under Section 4999, payments or benefits to the executive would be reduced to an amount that would not trigger an excise tax.
Each executive’s right to the amounts described above is subject to his or her compliance with several restrictive covenants in the employment agreement and a confidentiality, non-solicitation and invention assignment agreement, including covenants requiring the executive to maintain the confidentiality of the company’s proprietary information and to refrain from disparaging the company. Each executive also is prohibited from soliciting the company’s employees or rendering services to a competitor for two years following termination. Further, to receive benefits, each executive must execute a general release of claims against the company. In addition, the change in control payments and benefits may be discontinued if the executive breaches the restrictive covenants.
Change in Control Severance Plan. Under the company’s change in control severance plan, Executive Vice Presidents, including Mr. Shavel prior to his retirement and Mr. Peterson, are entitled to benefits in the event of a change in control. If the executive’s employment is terminated by the company without cause within two years following a change in control or by the executive for good reason within one year after a change in control, then he or she will be entitled to the following severance payments and benefits from the company:
• a cash payment equal to the sum of (i) two times annual base salary, (ii) the target bonus amount as defined by the ECIP, (iii) any pro rata target bonus for the year of termination and (iv) any unpaid bonus which had been earned for a completed plan year;
• payment of the employer’s share of COBRA premiums for continued coverage under health plans until the earlier of 24 months following termination, or the date the executive is eligible for coverage under another employer’s health care plan; and
• outplacement services for up to 12 months, with a maximum value of $50,000.
Under a “best net provision,” if amounts payable due to a change in control would be subject to an excise tax under Section 4999, payments or benefits to the executive would be reduced to an amount that would not trigger an excise tax.
NASDAQ 2016 PROXY STATEMENT / 41

NAMED EXECUTIVE OFFICER COMPENSATION
The change in control severance plan contains restrictive covenants, which, among other things, require the executive to maintain the confidentiality of the company’s proprietary information and to refrain from disparaging the company. Each executive also is prohibited from soliciting the company’s employees or rendering services to a competitor for one year following termination. Further, to receive the benefits, the executive must execute a general release of claims against the company. In addition, the change in control payments and benefits may be discontinued if the executive breaches the restrictive covenants.
Equity Plan. Under the Equity Plan, if outstanding awards are assumed or substituted by the successor company and an employee, including a named executive officer, is involuntarily terminated by the company other than for cause within a one-year period after a change in control, all unvested equity awards will vest on the termination date. For awards not assumed or substituted by the successor company, all unvested awards shall vest immediately prior to the effective time of the change in control.
TERMINATION (OTHER THAN FOR CAUSE OR CHANGE IN CONTROL)
Employment Agreements. Under the employment agreements, if Mr. Greifeld’s, Ms. Friedman’s or Mr. Jochumsen’s employment is terminated by the company without cause, or by the executive for good reason, he or she will be entitled to the following severance payments and benefits from the company:
• a cash payment equal to the sum of: (i) two times the prior year’s annual base salary, (ii) the target bonus amount for the year prior to the year terminated and (iii) any pro rata target bonus for the year of termination if performance goals are satisfied; and
• a taxable monthly cash payment equal to the employer’s share of the COBRA premium for the highest level of coverage available under the company’s group health plans, until the earlier of 24 months or the date he or she is eligible for coverage under another employer’s health care plan.
Additionally, in order to ensure a smooth transition to successors, Messrs. Greifeld and Jochumsen may terminate their employment by providing the company with at least 270 days prior written notice. If the executive’s employment is terminated with prior delivery of this notice, he will be entitled to the following payments and benefits:
• a cash payment equal to any pro rata target bonus for the year of termination if performance goals are satisfied; and
• continued vesting of all outstanding equity awards based on actual performance during the relevant performance period. Severance for Named Executive Officers. Severance payments and benefits payable to named executive officers not subject to an employment agreement or other severance arrangement would be made at the sole discretion of the company and the Management Compensation Committee. These payments are based on historical practices and predetermined guidelines that have been approved by the Management Compensation Committee.
Incentive Payments. Under the ECIP, in the event a named executive officer’s employment is terminated for any reason other than death, disability or retirement, the executive’s right to a non-equity incentive plan compensation award for the year of termination is forfeited. The Management Compensation Committee, in its sole discretion, may pay a pro rata incentive compensation award to the executive for the year of termination.
Equity. Under Mr. Greifeld’s stock option agreements, his vested stock options would remain exercisable for 36 months.
DEATH OR DISABILITY
Incentive Payments. Under the ECIP, a named executive officer may, in the discretion of the Management Compensation Committee, receive a pro rata portion of his or her incentive compensation award in the event of death or disability. Under the employment agreements with the CEO, President and Chief Operating Officer and President, in the event of death or disability, each executive is entitled to a pro rata target bonus for the year of termination.
Equity. Under Mr. Greifeld’s employment agreement, in the event of death or disability, he is entitled to accelerated vesting of all unvested stock options that were awarded as of the effective date of his agreement. Under Ms. Friedman’s and Mr. Jochumsen’s employment agreements, in the event of death or disability, she or he is entitled to accelerated vesting of all unvested equity that was awarded as of the effective date of his or her agreement.
With respect to the other named executive officers, under the relevant terms and conditions of the Equity Plan and the individual equity award agreements, all stock options or RSUs that would have vested within one year from the date of death or disability will immediately vest and all vested options may be exercised until the earlier of one year from the date of death or disability or their expiration date. Under the PSU award agreements for all the named executive officers, in the event of disability, unvested PSU awards will be forfeited. In the event of death, unvested PSU awards will vest upon the later of the date of death or the date the performance period for the awards is completed.
NASDAQ 2016 PROXY STATEMENT / 42

NAMED EXECUTIVE OFFICER COMPENSATION
We believe that Nasdaq is better positioned today then at any time during this Board’s tenure to continue to deliver meaningful growth and returns for shareholders.
Nasdaq Board of Directors
ESTIMATED CHANGE IN CONTROL OR TERMINATION PAYMENTS AND BENEFITS
The tables below reflect the payments and benefits payable to each named executive officer in the event of a termination of the executive’s employment under several different circumstances. The amounts shown assume that termination was effective as of December 31, 2015, given the executive’s compensation and service levels as of that date and are estimates of the amounts that would be payable to the named executive officers in each situation. The actual amounts to be paid can only be determined at the time of an executive’s actual separation from the company. Factors that may affect the nature and amount of payments made on termination of employment, among others, include the timing of the event, compensation level, the market price of the company’s common stock and the executive’s age. Amounts shown in the event of an involuntary termination of employment for named executive officers without an employment agreement are based on historical practices and predetermined guidelines. The reported value of the accelerated vesting of outstanding equity awards is based on the intrinsic value of these awards (the value based upon the market price of the company’s common stock on December 31, 2015). The value of PSUs that continue to vest after termination is reported as if the grants vested at target on the termination date. The amounts shown in the table do not include payments and benefits available generally to salaried employees, such as accrued vacation pay, pension benefits and any death, disability or welfare benefits available under broad-based plans. For information on pension and deferred compensation plans, see the “Pension Benefits Table” on page 39.
NASDAQ 2016 PROXY STATEMENT / 43

NAMED EXECUTIVE OFFICER COMPENSATION

	Involuntary Not for Cause or Voluntary with Good Reason ($)	Death ($)	Disability ($)	Resignation through Non-Continuation Notice ($)	Termination Due to Change in Control ("Double-Trigger") ($)
Robert Greifeld					
Severance and Other	$6,400,000	$2,300,000	$2,300,000	$2,300,000	$6,400,000
Equity Vesting	Vested options exercisable for 36 months	$19,035,085	-	$19,035,085	$19,035,085
Health & Welfare Benefits	$39,634	-	-	-	$44,470
TOTAL	**$6,439,634**	**$21,335,085**	**$2,300,000**	**$21,335,085**	**$25,479,555**
Lee Shavel					
Severance	$1,500,000	-	-	-	$1,750,000
Non-Equity Incentive Compensation	$1,437,375	$1,437,375	$1,437,375	-	$1,437,375
Equity Vesting	-	$3,457,508	-	-	$3,457,508
Health & Welfare Benefits	$20,140	-	-	-	$40,280
Outplacement Services	$20,400	-	-	-	$20,400
TOTAL	**$2,977,915**	**$4,894,883**	**$1,437,375**	**-**	**$6,705,563**
Adena T. Friedman					
Severance and Other	$4,000,000	$1,250,000	$1,250,000	-	$4,000,000
Equity Vesting	-	$13,097,441	$9,983,135	-	$13,097,441
Health & Welfare Benefits	$40,280	-	-	-	$44,636
TOTAL	**$4,040,280**	**$14,347,441**	**$11,233,135**	**-**	**$17,142,077**
Hans-Ole Jochumsen					
Severance and Other	$3,200,000	$1,000,000	$1,000,000	$1,000,000	$3,200,000
Equity Vesting	$4,660,755	$4,660,755	$2,584,551	$4,660,755	$4,660,755
Health & Welfare Benefits	$27,416	-	-	-	$30,908
TOTAL	**$7,888,171**	**$5,660,755**	**$3,584,551**	**$5,660,755**	**$7,891,663**
Bradley J. Peterson					
Severance and Other	$1,587,500	-	-	-	$1,850,000
Non-Equity Incentive Plan Compensation	$1,522,000	$1,522,000	$1,522,000	-	$1,522,000
Equity Vesting	-	$4,508,408	$1,337,212	-	$4,508,408
Health & Welfare Benefits	$20,140	-	-	-	$40,280
Outplacement Services	$20,400	-	-	-	$20,400
TOTAL	**$3,150,040**	**$6,030,408**	**$2,859,212**	**-**	**$7,941,088**

NASDAQ 2016 PROXY STATEMENT / 44

NAMED EXECUTIVE OFFICER COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act and regulations of the SEC thereunder, require our executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on our review of copies of such forms received by Nasdaq, or on written representations from reporting persons that no other reports were required for such persons, we believe that during 2015, our executive officers, directors and 10% stockholders complied with all of the Section 16(a) filing requirements.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes show information regarding the beneficial ownership of our common stock as of the record date by:
• each person who is known by us to own beneficially more than 5% of our common stock;
• each current director and nominee for director;
• each named executive officer; and
• all directors and executive officers as a group.
Except as otherwise indicated, we believe that the beneficial owners listed below, based on information furnished by such owners, will have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Shares of common stock underlying options, all of which are currently exercisable, are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Holders of RSUs and PSUs granted under the Equity Plan have the right to direct the voting of the shares underlying those RSUs and PSUs only to the extent the shares are vested.
As of the record date, 164,370,961 shares of common stock were outstanding. Except as noted below, each stockholder is entitled to the number of votes equal to the number of shares of common stock held by such stockholder, subject to the 5% voting limitation contained in our Amended and Restated Certificate of Incorporation.
NASDAQ 2016 PROXY STATEMENT / 45

NAMED EXECUTIVE OFFICER COMPENSATION

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class [1]
Borse Dubai Limited [2] Level 7, Precinct Building 5, Gate District DIFC, Dubai UAE	29,780,515	18.1%
Investor AB [3] Innax AB, Arsenalsgatan 8C, S-103 32, Stockholm, Sweden V7	19,394,142	11.8%
Massachusetts Financial Services Company [4] 111 Huntington Avenue, Boston, MA 02199	15,450,971	9.4%
BlackRock, Inc. [5] 55 East 52nd Street, New York, NY 10055	12,077,563	7.3%
The Vanguard Group, Inc. [6] 100 Vanguard Blvd., Malvern, PA 19355	9,887,005	6.0%
Charlene T. Begley [7]	3,117	*
Steven D. Black [8]	16,939	*
Börje E. Ekholm [9]	36,150	*
Glenn H. Hutchins [10]	67,386	*
Essa Kazim [11]	23,538	*
Thomas A. Kloet [12]	2,000	*
John D. Markese [13]	61,322	*
Ellyn A. McColgan [14]	20,320	*
Michael R. Splinter [15]	34,837	*
Lars R. Wedenborn [16]	46,034	*
Robert Greifeld [17]	2,850,093	1.7%
Adena T. Friedman [18]	62,849	*
Hans-Ole Jochumsen [19]	113,279	*
Bradley J. Peterson [20]	13,559	*
Lee Shavel	–	*
All Directors and Executive Officers of Nasdaq as a Group (20 Persons)	3,678,408	2.2%

* Represents less than 1%.

(1) Many of the European countries where we operate regulated entities require prior governmental approval before an investor acquires 10% or greater of our common stock.

(2) As of the record date, based solely on information included in an amendment to Schedule 13D, filed March 27, 2012, Borse Dubai had shared voting and dispositive power over 29,780,515 shares. Borse Dubai is a majority-owned subsidiary of Investment Corporation of Dubai and therefore, each of Borse Dubai and Investment Corporation of Dubai may be deemed to be the beneficial owner of the 29,780,515 shares held by Borse Dubai. Borse Dubai and Nasdaq have entered into an agreement that limits Borse Dubai's voting power to 4.35% of Nasdaq's total outstanding shares. All of the shares held by Borse Dubai are pledged as security for outstanding indebtedness.

(3) As of the record date, based solely on information included in a Form 4, filed May 25, 2012, Innax AB, which was formerly named Patricia Holding AB, had sole voting and dispositive power over 19,394,142 shares. Innax AB is 100% owned and controlled by Investor AB and therefore, each of Innax AB and Investor AB may be deemed to be the beneficial owner of the 19,394,142 shares held by Innax AB.

NASDAQ 2016 PROXY STATEMENT / 46

NAMED EXECUTIVE OFFICER COMPENSATION
(4) As of the record date, based solely on information included in a Schedule 13G/A, filed February 11, 2016, Massachusetts Financial Services Company indicated that it has beneficial ownership of and sole dispositive power with respect to, 15,450,971 shares and sole voting power with respect to 14,439,181 shares.
(5) As of the record date, based solely on information included in a Schedule 13G/A, filed February 10, 2016, BlackRock, Inc. indicated that it has beneficial ownership of and sole dispositive power with respect to, 12,077,563 shares and sole voting power with respect to 10,758,164 shares as a result of being a parent company or control person of the following subsidiaries: BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd and BlackRock Life Limited.
(6) As of the record date, based solely on information included in a Schedule 13G/A, filed February 10, 2016, The Vanguard Group, Inc. indicated that it has beneficial ownership of 9,887,005 shares, sole voting power with respect to 211,622 shares, shared voting power with respect to 11,000 shares, sole dispositive power with respect to 9,665,683 shares and shared dispositive power with respect to 221,322 shares. The Schedule 13G includes shares beneficially owned by the following wholly owned subsidiaries of The Vanguard Group, Inc.: Vanguard Fiduciary Trust Company, as a result of its serving as investment manager of collective trust accounts (177,822 shares); and Vanguard Investments Australia, Ltd., as a result of its serving as investment manager of Australian investment offerings (77,300 shares).
(7) Represents 3,117 vested shares of restricted stock granted under the Equity Plan.
(8) Represents 16,939 vested shares of restricted stock granted under the Equity Plan.
(9) Represents (i) 26,150 vested shares of restricted stock granted under the Equity Plan and (ii) 10,000 shares acquired through open market purchases. Excludes shares of Nasdaq common stock owned by Innax AB, which is a wholly owned subsidiary of Investor AB. Mr. Ekholm is CEO of Patricia Industries, a division of Investor AB. Mr. Ekholm disclaims beneficial ownership of such shares.
(10) Represents 29,196 vested shares of restricted stock granted under the Equity Plan. Mr. Hutchins disclaims beneficial ownership of any Nasdaq securities that may be held by Silver Lake or its affiliates, except to the extent of any pecuniary interest he may have therein. Also includes 38,190 shares held by the Hutchins Family Foundation, a private charitable foundation. Mr. Hutchins serves as Chairman of the Hutchins Family Foundation and as such may be deemed to beneficially own such shares, which he disclaims.
(11) Represents 23,538 vested shares of restricted stock granted under the Equity Plan. Excludes shares of Nasdaq common stock owned by Borse Dubai. H.E. Kazim, who is Chairman of Borse Dubai, disclaims beneficial ownership of such shares.
(12) Represents 2,000 shares acquired through open market purchases.
(13) Represents (i) 1,424 shares of stock acquired upon exercise of vested stock options and (ii) 59,898 vested shares of restricted stock granted under the Equity Plan. All of these shares are held by the John D. Markese Trust September 2, 1999, of which Dr. Markese is a trustee and beneficiary.
(14) Represents 20,320 vested shares of restricted stock granted under the Equity Plan.
(15) Represents 34,837 vested shares of restricted stock granted under the Equity Plan.
(16) Represents (i) 6,034 vested shares of restricted stock granted under the Equity Plan, (ii) 30,000 shares held by a pension insurance fund in the name of FAM AB, which is Mr. Wedenborn’s employer and (iii) 10,000 shares held by a pension insurance fund in the name of Investor AB, which is Mr. Wedenborn’s former employer.
(17) Represents (i) 338,052 shares of stock acquired upon exercise of vested stock options, (ii) 1,860,000 vested options to purchase stock granted under the Equity Plan, (iii) 126,889 vested shares of restricted stock, (iv) 523,992 vested shares underlying PSUs granted under the Equity Plan and (v) 1,160 shares of stock purchased pursuant to the ESPP.
(18) Represents (i) 28,398 vested shares of restricted stock granted under the Equity Plan and (ii) 34,451 shares granted under the Equity Plan or purchased pursuant to the ESPP when Ms. Friedman was previously an employee of Nasdaq.
(19) Represents (i) 71,825 vested options to purchase stock granted under the Equity Plan, (ii) 40,294 vested shares underlying PSUs granted under the Equity Plan and (iii) 1,160 shares of stock purchased pursuant to the ESPP.
(20) Represents (i) 13,141 vested shares of restricted stock granted under the Equity Plan and (ii) 418 shares of stock purchased pursuant to the ESPP.
NASDAQ 2016 PROXY STATEMENT / 47

NAMED EXECUTIVE OFFICER COMPENSATION
While 2015 was truly an exceptional year, we consider this progress only as the continuation of our efforts to lay fundamental elements for our future as a financial technology leader–and in many ways this effort is just beginning.
Nasdaq Board of Directors
NASDAQ 2016 PROXY STATEMENT / 48

AUDIT COMMITTEE MATTERS
AUDIT COMMITTEE REPORT
The Audit Committee operates under a written charter. The charter, which was last amended effective February 25, 2016, includes the Audit Committee’s duties and responsibilities.
The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of Nasdaq’s accounting, auditing, financial reporting practices and risk management. In addition the Committee also assists the Board by reviewing and discussing the effectiveness of controls over Nasdaq’s regulatory and ERM structure and process, global ethics and corporate compliance program and confidential whistleblower process. The Committee charter complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and The Nasdaq Stock Market.
In 2015, the Committee met 11 times. During these sessions, the Committee:
• reviewed and discussed the audited financial statements with management;
• discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Auditing Standard No. 16, “Communications with Audit Committees” as adopted by the PCAOB and with and without management present;
• reviewed the results of the independent registered public accounting firm’s examination of the financial statements for the fiscal year ended December 31, 2015;
• reviewed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of Nasdaq’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing, their audit plans, audit scope and identification of audit risks;
• reviewed the results of the internal audit examinations and ERM program results;
• approved all audit and allowable non-audit services; and
• approved all related party transactions.
KEY ACCOMPLISHMENTS IN 2015
In addition to the activities outlined in its charter, the Committee:
• Received regular updates on cybersecurity threats and assessments of related controls;
• Reviewed all strategic initiatives;
• Oversaw and discussed with management at every meeting all key risks including emerging and escalating risks;
• Evaluated proposed changes in revenue recognition rules;
• Updated the Board at every meeting on discussions and decisions from the Audit Committee meeting;
• Discussed impairment methodology and its application to the financial statements;
• Oversaw and approved Internal Audit assessments across all risk and subject areas at Nasdaq;
• Oversaw control remediation efforts by management at every meeting;
• Discussed with management resiliency of critical infrastructure and crisis management;
• Reviewed Nasdaq’s information security program and market systems resiliency, as part of the ERM process;
• Reviewed and approved changes to the global ethics program;
• Oversaw compliance with the Finance Policy at every meeting;
• Held executive sessions individually with external auditors, internal auditors, the General Counsel, CFO and CIO at every meeting; and
• Received a briefing at every meeting on new U.S. and global technology initiatives from Nasdaq’s CIO.
NASDAQ 2016 PROXY STATEMENT / 49

AUDIT COMMITTEE MATTERS
EVALUATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and Nasdaq that might bear on the firm’s independence, consistent with the applicable requirements of the PCAOB. The Committee discussed with the independent registered public accounting firm any relationships that may impact the firm’s objectivity and independence and satisfied itself as to the firm’s independence.
The Committee assessed Ernst & Young LLP’s performance as independent auditor during fiscal year 2015. The assessment included the performance of the Ernst & Young LLP lead audit engagement partner and the audit team. The Committee reviewed a variety of indicators of audit quality including:
• an annual report from Ernst & Young LLP describing the independent auditors’ internal quality-control procedures; and
• any material issues raised by the most recent internal quality-control review, or peer review.
Based on the above reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in Nasdaq’s annual report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC. Each of the Committee members meets the independence criteria prescribed by Rule 10A-3 adopted pursuant to the Sarbanes-Oxley Act of 2002 and is an “independent director” as defined in the listing rules of The Nasdaq Stock Market. Each of the Committee members meets the financial knowledge requirements of The Nasdaq Stock Market and has been designated by the Board of Directors as an “audit committee financial expert” under SEC rules.
The Audit Committee
John D. Markese, Chair Charlene T. Begley Thomas A. Kloet Ellyn A. McColgan Lars R. Wedenborn
ANNUAL EVALUATION AND SELECTION OF INDEPENDENT AUDITORS
The Audit Committee annually evaluates the performance of the company’s independent auditors, including the senior audit engagement team, and determines whether to reengage the current independent auditors or consider other audit firms. The Audit Committee annually considers the impact of changing auditors when assessing whether to retain the current independent auditor.
Factors considered in deciding whether to retain Ernst & Young LLP include:
• global capabilities and technical expertise and knowledge of the company’s operations;
• quality of communications with the Audit Committee and management;
• independence;
• the quality and efficiency of the services provided including input from management on Ernst & Young LLP’s performance and how effectively Ernst & Young LLP demonstrated its independent judgment and objectivity;
• external data on audit quality and performance, including recent PCAOB reports on Ernst & Young LLP and its peer firms;
• the appropriateness of fees;
• tenure as our independent auditor, including the benefits of a longer tenure; and
• the controls and processes in place that help ensure Ernst & Young LLP’s continued independence.
NASDAQ 2016 PROXY STATEMENT / 50

AUDIT COMMITTEE MATTERS

The table below shows the amount of fees Nasdaq paid to Ernst & Young LLP for fiscal years 2015 and 2014, including expenses. Details of the fees are based on the categories provided by the SEC auditor independence rules that became effective in 2003.

	2015	2014
Audit fees (1)	$6,119,922	$6,867,280
Audit-related fees (2)	$1,141,100	$520,000
Audit and audit-related fees	**$7,261,022**	**$7,387,280**
Tax fees	–	$28,000
All other fees (3)	$587,050	$400,000
TOTAL (4)	**$7,848,072**	**$7,815,280**

(1) Audit services were provided globally in 2015 and 2014. Fees related to audits of international subsidiaries are translated into U.S. dollars.

(2) The 2015 and 2014 audit-related fees primarily include due diligence on strategic initiatives, including mergers and acquisitions, as well as other attestation reports issued.

(3) The 2015 and 2014 other fees primarily relate to Swedish Financial Supervisory Authority listing requirements for companies applying for a listing on Nasdaq Stockholm AB. The validation of the company is required to be performed by an external accounting firm. The fees are collected from the listing company by us and paid to Ernst & Young LLP on behalf of the listing company.

(4) Fees exclude services provided to Nasdaq's non-profit entities and services provided in relation to Nasdaq's role as administrator for the Unlisted Trading Privileges Plan.

Audit fees primarily represent fees for the audit of Nasdaq's annual financial statements included in our annual report on Form 10-K, the review of Nasdaq's quarterly reports on Form 10-Q, statutory audits of subsidiaries as required by statutes and regulations, accounting consultations on matters addressed during the audit or interim reviews, comfort letters and consents and internal control attestation and reporting requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Audit-related fees primarily represent fees for consultations associated with strategic initiatives, including mergers and acquisitions.

Under the Sarbanes-Oxley Act, the Audit Committee is responsible for the appointment, retention, approval of compensation and oversight of the services provided by Nasdaq's independent registered public accounting firm. The Audit Committee is required to pre-approve both audit and non-audit services performed by the independent registered public accounting firm and Nasdaq's Audit Committee pre-approved all such services in 2015 and 2014.

PROPOSAL III: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE **FOR** RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS NASDAQ'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.

The Board of Director's Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit Nasdaq's financial statements. The Audit Committee has appointed Ernst & Young LLP as the company's independent external auditor for fiscal year ending December 31, 2016. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of Nasdaq and its shareholders. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by stockholders. Ernst & Young LLP has been retained as the company's external auditor continuously since 1986. The Committee and the full Board believe that the continued retention of Ernst & Young LLP as the independent registered auditor is in the best interests of the company and its stockholders. In conjunction with the mandated rotation of Ernst & Young LLP's lead engagement partner, the Audit Committee and our chairperson are directly involved in the selection of the new lead engagement partner and team. The current lead engagement partner was designated commencing with the 2014 audit.

NASDAQ 2016 PROXY STATEMENT / 51

AUDIT COMMITTEE MATTERS
“Our goal as a Board is to maximize the company’s long-term value through the execution of a strong growth-oriented business strategy that encompasses sound business judgment, comprehensive risk management and ethical conduct.”
Nasdaq Board of Directors
NASDAQ 2016 PROXY STATEMENT / 52

OTHER ITEMS

EXECUTIVE OFFICERS

Name	Age	Position
Robert Greifeld	58	Chief Executive Officer
Adena T. Friedman	46	President and Chief Operating Officer
Hans-Ole Jochumsen	58	President
Salil S. Donde	58	Executive Vice President, Global Information Services
P.C. Nelson Griggs	45	Executive Vice President, Listing Services
Ronald Hassen	64	Interim Chief Financial Officer and Senior Vice President, Controller and Principal Financial and Accounting Officer
Edward S. Knight	65	Executive Vice President, General Counsel and Chief Regulatory Officer
Lars Ottersgård	51	Executive Vice President, Market Technology
Bradley J. Peterson	56	Executive Vice President and Chief Information Officer
Thomas A. Wittman	51	Executive Vice President, Global Head of Equities

Robert Greifeld, a member of our Board of Directors, has served as CEO since May 2003. Prior to joining Nasdaq, Mr. Greifeld was an Executive Vice President at SunGard Data Systems, Inc., a global provider of integrated software and processing solutions for financial services and a provider of information availability services. Mr. Greifeld joined SunGard in 1999 through SunGard's Acquisition of Automated Securities Clearance, Inc., where from 1991 to 1999, Mr. Greifeld was the President and COO.

Adena T. Friedman has served as President and Chief Operating Officer since December 2015 with responsibility for overseeing all of the company's business segments. Ms. Friedman rejoined Nasdaq in 2014 as President, after serving as Chief Financial Officer and Managing Director of The Carlyle Group from March 2011 to June 2014. Prior to joining Carlyle, Ms. Friedman served in several positions at Nasdaq, including as Executive Vice President of Corporate Strategy from October 2003 through March 2011 and as CFO from August 2009 through March 2011. Ms. Friedman joined Nasdaq in 1993.

Hans Ole Jochumsen has served as President since May 2014 with responsibility for the business units within Global Trading and Market Services. He served as Executive Vice President of Global Market Services from March 2014 through May 2014 and Executive Vice President of Transaction Services Nordic from February 2008 through March 2014. Previously, Mr. Jochumsen was the President of Information Services & New Markets for OMX. Prior to that, he served as President and CEO of the Copenhagen Stock Exchange (now called Nasdaq Copenhagen A/S) and FUTOP Clearingcentralen Ltd. Prior to joining OMX in 1998, Mr. Jochumsen served as President and member of the Executive Management of BG Bank from 1996 to 1998 and as President and member of the Executive Management of Girobank from 1994 to 1996. From 1990 to 1994, he was a President and member of the Executive Management of BRFkredit.

Salil S. Donde has served as Executive Vice President, Global Information Services since February 2015. Prior to joining Nasdaq, Mr. Donde held leadership roles as CEO of Lewtan Technologies, Inc. from June 2011 through October 2014 and as CEO of Marshall & Swift/Boeckh from February 2009 through July 2011, among other leadership roles he has held in the broader financial services industry.

P.C. Nelson Griggs has served as Executive Vice President, Listing Services since October 2014. Previously, Mr. Griggs was Senior Vice President, New Listings from July 2012 through October 2014, Senior Vice President, Listings Asia Sales from April 2011 through June 2012 and Vice President, Listings from July 2007 through March 2011. Mr. Griggs joined Nasdaq in 2001 and has served in a variety of other roles within the Listing Services business. Prior to joining Nasdaq, Mr. Griggs worked at Fidelity Investments and a San Francisco based startup company.

Ronald Hassen serves as Interim CFO and Senior Vice President, a position he has held since January 2016. Since March 2002, he also has served as Finance Controller and is the company's Principal Financial and Accounting Officer. Mr. Hassen has previously served as Interim CFO from March 2011 through May 2011. Prior to joining Nasdaq, Mr. Hassen served as Controller of Deutsche Bank North America from June 1999, after its acquisition of Bankers Trust Company. Mr. Hassen joined Bankers Trust in 1989, serving as Principal Accounting Officer from 1997 until the company's acquisition by Deutsche Bank.

NASDAQ 2016 PROXY STATEMENT / 53

OTHER ITEMS
Edward S. Knight has served as Executive Vice President and General Counsel since October 2000 and Chief Regulatory Officer since January 2006. Previously, Mr. Knight served as Executive Vice President and Chief Legal Officer of FINRA from July 1999 to October 2000. Prior to joining FINRA, Mr. Knight served as General Counsel of the U.S. Department of the Treasury from September 1994 to June 1999. Mr. Knight also serves as a director of Nasdaq Dubai.
Lars Ottersgård has served as Executive Vice President, Market Technology since October 2014. Previously, Mr. Ottersgård was Senior Vice President, Market Technology from 2008 to October 2014. Mr. Ottersgård joined OMX in 2006 as Global Head of Sales for the company’s commercial technology business. Prior to joining OMX, Mr. Ottersgård held various positions at IBM for twenty years, where he covered the Nordic and European markets and was most recently a senior executive for strategic outsourcing for the distribution and communication industries.
Bradley J. Peterson has served as Executive Vice President and Chief Information Officer since February 2013. Previously, Mr. Peterson served as Executive Vice President and Chief Information Officer at Charles Schwab, Inc. since May 2008. Mr. Peterson was Chief Information Officer at eBay from April 2003 through May 2008. From July 2001 through March 2003, Mr. Peterson was the Managing Director and COO at Epoch Securities after its merger with Goldman Sachs Group, Inc. He also has held senior executive positions at Epoch Partners, Inc., Charles Schwab & Company and Pacific Bell Wireless (now part of AT&T).
Thomas A. Wittman has served as Executive Vice President, Global Head of Equities since May 2014. Previously, Mr. Wittman was Senior Vice President, Head of U.S. Equities and Derivatives from June 2013 through April 2014. Mr. Wittman also served as Senior Vice President of U.S. Options from March 2010 through June 2013. Mr. Wittman joined Nasdaq in 2008 after Nasdaq acquired The Philadelphia Stock Exchange, where Mr. Wittman began his exchange career in 1987 as a software developer.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Audit Committee of our Board of Directors has adopted a written policy regarding related party transactions. For purposes of the policy, a “related party” generally includes directors, director nominees, executive officers, greater than 5% stockholders, immediate family members of any of the foregoing, entities that are affiliated with any of the foregoing and our independent auditing firm. Under the policy, all transactions with related parties are subject to ongoing review and approval or ratification by the Audit Committee. In determining whether to approve or ratify a related party transaction, the Audit Committee considers, among other things, the following factors:
• whether the terms of the related party transaction are fair to Nasdaq and whether such terms would be on the same basis if the transaction did not involve a related party;
• whether there are business reasons for Nasdaq to enter into the related party transaction;
• whether the related party transaction would impair the independence of an outside director;
• whether the related party transaction would present a conflict of interest for any director or executive officer of Nasdaq, taking into account:
– the size of the transaction;
– the overall financial position of the director or executive officer;
– the direct or indirect nature of the director’s or executive officer’s interest in the transaction;
– the ongoing nature of any proposed relationship; and
– any other factors deemed relevant;
• whether the related party transaction is material, taking into account:
– the importance of the interest to the related party;
– the relationship of the related party to the transaction and of related parties to each other;
– the dollar amount involved; and
– the significance of the transaction to Nasdaq investors in light of all the circumstances.
Under the policy, related party transactions that are conducted in the ordinary course of Nasdaq’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to Nasdaq’s employees on a broad basis are considered pre-approved by the Audit Committee.
The following section describes transactions since the beginning of the fiscal year ended December 31, 2015, in which Nasdaq or any of its subsidiaries was a party, in which the amount involved exceeded $120,000 and in which a director, a director nominee, an executive officer, a security holder known to own more than five percent of our common stock or an immediate family member of any of the foregoing had, or will have, a direct or indirect material interest. In accordance with our policy on related party transactions, all of the transactions discussed below, other than those that received pre-approval as discussed above, have been approved or ratified by the Audit Committee of our Board of Directors.
NASDAQ 2016 PROXY STATEMENT / 54

OTHER ITEMS
BORSE DUBAI
As of the record date, Borse Dubai owned approximately 18.1% of Nasdaq’s common stock. Nasdaq is obligated by the terms of a stockholders’ agreement with Borse Dubai to nominate and generally use best efforts to cause the election to the Nasdaq Board of one director designated by Borse Dubai, subject to certain conditions. Essa Kazim, the Chairman of Borse Dubai, has been designated by Borse Dubai as its nominee with respect to the 2016 Annual Meeting. During the fiscal year ended December 31, 2015, Borse Dubai or its affiliates paid Nasdaq approximately $1.5 million for technology services in the ordinary course of business.
INVESTOR AB
As of the record date, Investor AB owned approximately 11.8% of Nasdaq’s common stock. Nasdaq is obligated by the terms of a stockholders’ agreement with Investor AB to nominate and generally use best efforts to cause the election to the Nasdaq Board of one director designated by Investor AB, subject to certain conditions. Börje E. Ekholm, the CEO of Patricia Industries, a division of Investor AB, has been designated by Investor AB as its nominee with respect to the 2016 Annual Meeting. During the fiscal year ended December 31, 2015, Investor AB or its affiliates paid Nasdaq approximately $0.5 million for data products, issuer services and other fees in the ordinary course of business.
Investor AB is an industrial holding company that invests in other companies in the ordinary course of business. One of Investor AB’s portfolio companies is SEB, a financial services company, which is a lender under Nasdaq’s credit facilities and a customer of Nasdaq. During the fiscal year ended December 31, 2015, Nasdaq paid SEB or its affiliates approximately $30.2 million in principal payments, $0.3 million in interest payments and $0.4 million in other banking fees. During the fiscal year ended December 31, 2015, SEB or its affiliates paid Nasdaq approximately $6.7 million for transaction services, data products and other fees in the ordinary course of business.
Investor AB’s portfolio companies also include certain companies that are listed on one or more of the exchanges that we operate. During the fiscal year ended December 31, 2015, these entities or their affiliates made the following approximate payments to Nasdaq for issuer services, corporate solutions or other services in the ordinary course of business: ABB Ltd. ($0.5 million), Aerocrine ($0.1 million), Astra Zeneca ($0.7 million), Atlas Copco AB ($0.8 million), Biotie Therapies ($0.2 million), Electrolux AB ($0.7 million), Ericsson ($1.5 million), Husqvarna AB ($0.2 million) and Saab AB ($0.2 million). In addition, during the fiscal year ended December 31, 2015, we paid Acquia Inc. or its affiliates approximately $1.6 million for license fees and technical professional services in the ordinary course of business.
OTHER GREATER THAN 5% STOCKHOLDERS
As of the record date, BlackRock, Inc. owned approximately 7.3% of Nasdaq’s common stock. During the fiscal year ended December 31, 2015, BlackRock or its affiliates paid us approximately $6.7 million for index products, mutual fund services, data products and other services in the ordinary course of business.
As of the record date, The Vanguard Group, Inc. owned approximately 6.0% of Nasdaq’s common stock. During the fiscal year ended December 31, 2015, Vanguard or its affiliates paid us approximately $0.8 million for data products and other services in the ordinary course of business.
SILVER LAKE
Glenn H. Hutchins, one of our directors, is a Co-Founder of Silver Lake. Silver Lake is a private investment firm that invests in other companies in the ordinary course of business. During the fiscal year ended December 31, 2015, we engaged in the following transactions with certain of Silver Lake’s portfolio companies or their affiliates in the ordinary course of business.
• Avago paid us approximately $0.3 million for corporate solutions and issuer services.
• We paid BlackLine Systems approximately $0.2 million for financial software.
• We paid Dell approximately $12.7 million for computer equipment and related services.
• Qunar paid us approximately $0.2 million for corporate solutions.
• Sabre paid us approximately $0.3 million for corporate solutions and issuer services.
OTHER TRANSACTIONS WITH ENTITIES AFFILIATED WITH OUR DIRECTORS
Michael R. Splinter, one of our directors, was the Executive Chairman of the Board of Directors of Applied Materials, which engages in commercial activities with us, for part of 2015. During the fiscal year ended December 31, 2015, Applied Materials or its affiliates paid us approximately $0.4 million for issuer services.
NASDAQ 2016 PROXY STATEMENT / 55

OTHER ITEMS
PROPOSAL IV: STOCKHOLDER PROPOSAL – SHAREHOLDER PROXY ACCESS
THE BOARD OF DIRECTORS IS SEEKING INPUT ON PROPOSAL IV, BUT IS NOT MAKING A VOTING RECOMMENDATION ON THIS PROPOSAL.
Mr. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, owner of no less than 500 shares of Nasdaq common stock, has informed Nasdaq that he plans to introduce the following proposal at the Annual Meeting. We are not responsible for the accuracy or content of the proposal and supporting statement, which are presented below as received from the proponent.
STOCKHOLDER PROPOSAL AND SUPPORTING STATEMENT
Proposal 4 - Shareholder Proxy Access
RESOLVED: Shareholders ask our board of directors to adopt and present for shareholder approval, a “proxy access” bylaw as follows: Require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or an unrestricted number of shareholders forming a group (the “Nominator”) that meets the criteria established below.
Allow shareholders to vote on such nominee on the Company’s proxy card.
The number of shareholder-nominated candidates appearing in proxy materials should not exceed one quarter of the directors then serving or two, whichever is greater. This bylaw should supplement existing rights under Company bylaws, providing that a Nominator must:
• have beneficially owned 3% or more of the Company’s outstanding common stock, including recallable loaned stock, continuously for at least three years before submitting the nomination;
• give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission (SEC) rules about (i) the nominee, including consent to being named in proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and
• certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (iii) to the best of its knowledge, the required shares were acquired in the ordinary course of business, not to change or influence control at the Company.
The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board should adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations and the priority given to multiple nominations exceeding the one-quarter limit. No additional restrictions that do not apply to other board nominees should be placed on these nominations or re-nominations.
The Security and Exchange Commission’s universal proxy access Rule 14a-11 was unfortunately vacated by 2011 a court decision. Therefore, proxy access rights must be established on a company-by-company basis.
Subsequently, Proxy Access in the United States: Revisiting the Proposed SEC Rule), a cost-benefit analysis by the CFA Institute (Chartered Financial Analyst), found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140 billion.
Please vote to enhance shareholder value:
Shareholder Proxy Access – Proposal 4
NASDAQ 2016 PROXY STATEMENT / 56

OTHER ITEMS
BOARD OF DIRECTORS’ STATEMENT
Nasdaq’s Board of Directors and its Nominating & Governance Committee have been considering the issue of proxy access for some time, prior to receipt of the stockholder proposal presented above.
On the one hand, the Board and the Committee recognize the significance of this issue to some investors, who see proxy access as an important accountability mechanism that allows them to participate in board elections through the nomination of stockholder candidates that are presented in a company’s proxy statement. On the other hand, the Board and Committee believe that the need for proxy access should be evaluated in the context of our overall corporate governance practices and Nasdaq stockholders already have numerous avenues to voice their opinions and ensure the accountability of the Board, including by recommending potential director nominees to the Committee. For further information, see “Corporate Governance.” Therefore, the Board and the Committee are not making a recommendation on this proposal at this time. Instead, the Board and the Committee request feedback from the company’s stockholders on this issue. In addition to voting on this proposal, stockholders are encouraged to submit written feedback to the Board through the means discussed in the section entitled “Corporate Governance - Stockholder Communication with Directors.”
“The views of stockholders about the company, our strategy, management, governance and compensation practices are important to the Board.”
Nasdaq Board of Directors
NASDAQ 2016 PROXY STATEMENT / 57

OTHER ITEMS
OTHER BUSINESS
The Nasdaq Board knows of no business other than the matters described in this proxy statement that will be presented at the Annual Meeting. To the extent that matters not known at this time may properly come before the Annual Meeting, absent instructions thereon to the contrary, the enclosed proxy will confer discretionary authority with respect to such other matters and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such other matters.
QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING
1. WHAT IS INCLUDED IN THE PROXY MATERIALS? WHAT IS A PROXY STATEMENT AND WHAT IS A PROXY?
The proxy materials for our 2016 Annual Meeting of Stockholders include the Notice of Annual Meeting, this proxy statement, our annual report on Form 10-K and our online annual report. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form. A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two of our officers as proxies for the 2016 Annual Meeting of Stockholders. These two officers are Edward S. Knight and Joan C. Conley. The form of proxy and this proxy statement have been approved by the Board of Directors and are being provided to stockholders by its authority.
2. WHAT DIFFERENT METHODS CAN I USE TO VOTE?
You can vote by any of the following methods:
By Internet. The notice of Internet availability of proxy materials contains the website address (www.proxyvote.com) for Internet proxy submission. Internet proxy submission is available 24 hours a day until 11:59 p.m. (EDT) on May 4, 2016. You must enter your control number, which is printed in the lower right hand corner of the notice of Internet availability and you will be given the opportunity to confirm that your instructions have been properly recorded.
By Telephone. In the U.S. and Canada, you can vote your shares by calling +1 800 690 6903. Telephone proxy submission is available 24 hours a day until 11:59 p.m. (EDT) on May 4, 2016. When you submit a proxy by telephone, you will be required to enter your control number. You will then receive easy-to-follow voice prompts allowing you to instruct the proxy holders how to vote your shares and to confirm that your instructions have been properly recorded. If you are located outside the U.S. or Canada, you should instruct the proxy holders how to vote your shares by Internet or by mail.
By Mail. If you choose to submit a proxy by mail after requesting and receiving printed proxy materials, simply complete, sign and date your proxy card and return it in the postage-paid envelope provided.
In Person at the Annual Meeting. All stockholders may vote in person at the Annual Meeting. If you wish to attend the Annual Meeting, you will need to request an admission ticket in advance. You can request a ticket by following the instructions set forth below. If your shares are held in a bank or brokerage account, you will have to obtain a legal proxy, executed in your favor, from the holder of record.
3. WHAT DO I NEED TO DO TO ATTEND THE ANNUAL MEETING?
If you wish to attend the Annual Meeting, you must be a stockholder on the record date and request an admission ticket in advance by visiting www.proxyvote.com and following the instructions provided (you will need the 12 digit number included on your proxy card, voter instruction form or notice). Tickets will be issued only to stockholders. Requests for admission tickets will be processed in the order in which they are received and must be requested no later than 11:59 p.m. (EDT) on May 4, 2016. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis.
At the meeting, each stockholder will be required to present valid picture identification, such as a driver’s license or passport with their admission ticket. If you are a beneficial owner of Nasdaq shares held by a bank, broker or other nominee, you also will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from the bank, broker or other nominee is an example of proof of ownership. If you want to vote in person and your Nasdaq shares are held by a bank, broker or other nominee, you will have to obtain a proxy, executed in your favor, from the holder of record.
Directions to the Annual Meeting are available on our Annual Meeting Information webpage. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted. You may be required to enter through a security check point before being granted access to the meeting.
Stockholders may submit questions in advance of the meeting by visiting our stockholder forum at www.proxyvote.com.
NASDAQ 2016 PROXY STATEMENT / 58

OTHER ITEMS
4. WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
If your shares are registered directly in your name with our registrar and transfer agent, Computershare, you are considered a “stockholder of record” with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “beneficial owner” of those shares.
5. WHAT IF I AM A BENEFICIAL OWNER AND DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER?
As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.
Non-Discretionary Items. The election of Directors, the advisory vote to approve executive compensation and the stockholder proposal are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.
Discretionary Items. The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm is a discretionary item. Generally, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.
6. WHAT CAN I DO IF I CHANGE MY MIND AFTER I VOTE MY SHARES?
You can change your vote by revoking your proxy at any time before it is exercised in one of three ways: submit a later dated proxy (including a proxy submitted through the Internet, by telephone or by proxy card); notify Nasdaq’s Corporate Secretary by email at corporatesecretary@nasdaq.com that you are revoking your proxy; or vote in person at the Annual Meeting.
If you are a beneficial owner of Nasdaq shares held by a bank, broker or other nominee, you will need to contact the bank, broker or other nominee to revoke your proxy.
7. HOW MANY VOTES DO I HAVE?
Each share of common stock has one vote, subject to the voting limitation in our Amended and Restated Certificate of Incorporation that generally prohibits a stockholder from voting in excess of 5% of the total voting power of Nasdaq.
8. ARE VOTES CONFIDENTIAL?
Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be displayed except as required by law.
9. WHAT PROPOSALS ARE TO BE VOTED ON AT THE 2016 ANNUAL MEETING OF STOCKHOLDERS AND WHAT ARE THE VOTING STANDARDS?

Proposal	Board Recommendation	Voting Standard
Item I: Election of 10 directors	The Board recommends a vote FOR each of the Director nominees	Majority of votes cast
Item II: Advisory vote to approve the company’s executive compensation	The Board recommends a vote FOR the advisory vote to approve executive compensation	Majority of the votes present in person or represented by proxy
Item III: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016	The Board recommends a vote FOR the ratification	Majority of the votes present in person or represented by proxy
Item IV: Stockholder Proposal – Shareholder Proxy Access	The Board is not making a voting recommendation on Proposal IV	Majority of the votes present in person or represented by proxy

NASDAQ 2016 PROXY STATEMENT / 59

OTHER ITEMS
The proxy provides that each stockholder may vote his or her Nasdaq shares “For” or “Against” or “Abstain” for individual nominees and each of the other proposals. Whichever method you select to transmit your instructions, the proxy holders will vote your shares as provided by those instructions. If you provide a proxy without specific voting instructions, the proxy holders will vote your Nasdaq shares “FOR” the election of the directors named in this proxy statement and “FOR” Proposals II and III. The proxy holders will abstain from voting your Nasdaq shares on Proposal IV.
Any shares not voted, for example by abstention or, if applicable, broker non-vote, will not impact the vote on Proposal I. Abstentions have the effect of a vote against Proposals II, III and IV. Broker non-votes, if applicable, have no effect on these proposals.
The stockholder vote to approve executive compensation is an advisory vote only and, therefore, the result of that vote will not be binding on our Board or Management Compensation Committee. Our Board and Management Compensation Committee will, however, consider the outcome of the vote when evaluating our executive compensation program in the future.
The stockholder proposal is precatory, meaning that it requests that the Board take a specific action, and therefore, the results of the vote on that proposal will not be binding on the Board.
The presence of the holders of a majority (greater than 50%) of the votes entitled to be cast at the meeting constitutes a quorum. Presence may be in person or by proxy. Abstentions and broker non-votes are counted as present and entitled to vote at the meeting for purposes of determining a quorum.
10. WHAT IS A BROKER NON-VOTE?
If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” The ratification of the appointment of Ernst & Young LLP as our registered independent public accounting firm is considered a “routine” matter. Accordingly, brokers may vote shares on this proposal without your instructions and there will be no broker non-votes with respect to this proposal. The other proposals are considered “non-routine,” and brokers cannot vote shares on these proposals without your instructions.
If you hold your shares through a broker, it is important that you cast your vote if you want it to count on all of the matters to be considered at the Annual Meeting other than the ratification of the appointment of our independent registered public accounting firm. Thus, if you hold your shares in street name and you do not instruct your broker how to vote on these matters, no votes will be cast on your behalf.
11. WHO COUNTS THE VOTES?
Broadridge Financial Solutions, Inc. tabulates the votes and acts as inspector of elections.
12. WHEN WILL THE COMPANY ANNOUNCE THE VOTING RESULTS?
Preliminary results will be announced at the meeting and, thereafter, final results will be reported in a current report on Form 8-K, which is expected to be filed with the SEC within four business days after the meeting.
13. HOW ARE PROXIES SOLICITED AND WHAT IS THE COST?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (who will not receive any additional compensation for these solicitations), in person or by telephone, electronic transmission and facsimile transmission. Nasdaq will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in sending proxy materials to their beneficial owners/customers and obtaining their proxies. We have hired D.F. King & Co., Inc. to assist in soliciting proxies at a fee of $8,500 plus costs and expenses for these services.
14. WHAT IS “HOUSEHOLDING” AND HOW DOES IT AFFECT ME?
Nasdaq has adopted a practice approved by the SEC known as “householding” to reduce printing and postage fees for the meeting notice. “Householding” means that stockholders who share the same last name and address will receive only one copy of proxy materials, unless we receive instructions to the contrary from any stockholder at that address. If you prefer to receive multiple copies of the proxy materials at the same address, please contact the Nasdaq Investor Relations Department by email at investor.relations@nasdaq.com.
NASDAQ 2016 PROXY STATEMENT / 60

OTHER ITEMS
15. WILL YOU MAKE A LIST OF SHAREOWNERS ENTITLED TO VOTE AT THE 2016 ANNUAL MEETING OF STOCKHOLDERS
AVAILABLE?
We will make a list of holders entitled to vote at the Annual Meeting available at the Annual Meeting and for at least 10 days prior to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m. (EDT), at our principal executive offices, One Liberty Plaza, 50th Floor, New York, New York 10006.
16. IF I CANNOT ATTEND IN PERSON, HOW CAN I PARTICIPATE IN THE LIVE WEBCAST OF THE MEETING?
To participate in the live webcast of the meeting, you can visit our Investor Relations website http://ir.nasdaq.com/annual-meeting-info.cfm. An archived copy of the webcast will also be available on this website.
17. WHAT INFORMATION IS INCLUDED ON THE ANNUAL MEETING INFORMATION PAGE OF THE COMPANY’S INVESTOR
RELATIONS WEBSITE?
The Annual Meeting Information page of our Investor Relations website allows our stockholders to (a) easily access the company’s proxy materials, (b) vote through the Internet, (c) submit questions in advance of the 2016 Annual Meeting of Stockholders, (d) access the webcast of the meeting and (e) learn more about our company. To submit a written or audio question in advance of the Annual Meeting, you must have your control number available, which can be found on your notice, proxy card or voting instruction form. Stockholders may access the Annual Information page of our website at http://ir.nasdaq.com/annual-meeting-info.cfm.
18. HOW CAN I VIEW OR REQUEST COPIES OF THE COMPANY’S CORPORATE DOCUMENTS AND SEC FILINGS?
Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports are available free of charge on our SEC Filings website which can be found at http://ir.nasdaq.com/sec.cfm. We will furnish, without charge, a copy of the annual report on Form 10-K, including the financial statements and financial statement schedule, to any stockholder upon request to the Nasdaq Investor Relations Department, Attention: Edward Ditmire, One Liberty Plaza, 49th Floor, New York, New York 10006, in writing, or by email at investor.relations@nasdaq.com.
19. HOW DO I SUBMIT A PROPOSAL FOR ACTION AT THE 2017 ANNUAL MEETING OF STOCKHOLDERS?
Nasdaq stockholders who wish to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the proxy statement for Nasdaq’s 2017 Annual Meeting must submit them on or before November 24, 2016 to the Corporate Secretary and must otherwise comply with the requirements of Rule 14a-8.
A stockholder who wishes to nominate a person for election as director at an annual or special meeting, or to introduce an item of business at an Annual Meeting, must also comply with the procedures specified in Nasdaq’s By-Laws. Under these procedures, a stockholder must submit the proposed nominee or proposed item of business by delivering a notice containing certain information, as set forth in the By-Laws, to be received by Nasdaq’s Corporate Secretary in accordance with the following time frames.
• In the case of a nomination or proposed item of business for an Annual Meeting, the notice must normally be delivered not more than 120 nor less than 90 days prior to the first anniversary of the prior year’s meeting. Assuming the 2016 Annual Meeting is held according to this year’s schedule, the notice must be delivered on or prior to the close of business on February 4, 2017, but no earlier than January 5, 2017.
• However, if Nasdaq holds its Annual Meeting on a date that is more than 30 days before or 70 days after such anniversary date, the notice must be delivered no earlier than 120 days prior to the date of the Annual Meeting nor later than the later of (i) the ninetieth day prior to the date of the Annual Meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made by Nasdaq.
• If Nasdaq holds a special meeting to elect directors, the notice with respect to the nomination of a person for election as director must be delivered no earlier than 120 days prior to the date of the special meeting nor later than the later of (i) the ninetieth day prior to the date of the special meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting and the nominees proposed by the Nasdaq Board is first made by Nasdaq.
In addition, Nasdaq stockholders may recommend individuals for consideration by the Nominating & Governance Committee for nomination to the Nasdaq Board. Holders should submit such recommendations in writing, together with any supporting documentation the holder deems appropriate, to Nasdaq’s Corporate Secretary prior to December 31, 2016.
NASDAQ 2016 PROXY STATEMENT / 61

OTHER ITEMS
In accordance with rules of the SEC, instead of mailing printed copies of our proxy materials to each stockholder of record, we are furnishing the proxy materials for the 2016 Annual Meeting by providing access to these documents on the Internet. A notice of Internet availability of proxy materials is being mailed to our stockholders. We first mailed or delivered this notice on or about March 24, 2016. The notice of Internet availability contains instructions for accessing and reviewing our proxy materials and submitting a proxy over the Internet. Our proxy materials were made available at www.proxyvote.com on the date that we first mailed or delivered the notice of Internet availability. The notice also will tell you how to request our proxy materials in printed form or by e-mail, at no charge. The notice contains a control number that you will need to submit a proxy for your shares.
Nasdaq
NASDAQ 2016 PROXY STATEMENT / 62

ANNEX A: RECONCILIATION OF U.S. GAAP FINANCIAL MEASURES TO NON-GAAP
In this proxy statement, we have provided non-GAAP net income attributable to Nasdaq and non-GAAP diluted earnings per share. Management uses this non-GAAP information internally, along with U.S. GAAP information, in evaluating our performance and in making financial and operational decisions.
We believe our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results as the items described below do not reflect operating performance. These measures are not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. Investors should not rely on any single financial measure when evaluating our business. We recommend investors review the U.S. GAAP financial measures included in the company’s audited financial statements for the fiscal year ended December 31, 2015 included in our annual report on Form 10-K. When viewed in conjunction with our U.S. GAAP results and the accompanying reconciliation, we believe these non-GAAP measures provide greater transparency and a more complete understanding of factors affecting our business than U.S. GAAP measures alone. Our management uses these measures to evaluate operating performance and management decisions during the reporting period are made by excluding certain items that we believe have less significance on, or do not impact, the day-to-day performance of our business. In addition, since management does not consider intangible asset amortization expense for the purpose of evaluating the performance of the business or its managers or when making decisions to allocate resources, such expenses have been shown as a non-GAAP adjustment. We understand that analysts and investors regularly rely on non-GAAP financial measures, such as non-GAAP net income and non-GAAP diluted earnings per share, to assess operating performance. We use non-GAAP net income attributable to Nasdaq and non-GAAP diluted earnings per share because they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on U.S. GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our operating performance. Non-GAAP net income attributable to Nasdaq for the periods presented below is calculated by adjusting net income attributable to Nasdaq for charges or gains related to acquisition and divestiture transactions, integration activities related to acquisitions, amortization expense of acquired intangible assets, other significant infrequent charges or gains and their related income tax effects that are not related to our core business. We do not believe these items are representative of our future operating performance since these charges were not consistent with our core operating performance.
NASDAQ 2016 PROXY STATEMENT / 63

ANNEX A
The following table represents reconciliations between U.S. GAAP net income and diluted earnings per share and non-GAAP net income and diluted earnings per share:
Year Ended December 31, 2015 Year Ended December 31, 2014 Net Income ($) Diluted Earnings Per Share ($) Net Income ($) Diluted Earnings Per Share ($) (in millions, except share and per share amounts) U.S. GAAP Net Income Attributable to Nasdaq $428 $2.50 $414 $2.39 and Diluted Earnings Per Share Non-GAAP Adjustments (1): Income from OCC Equity Investment (13) (0.08) – – Restructuring Charges 172 1.00 – – Special Legal Expense – – 2 0.01 Amortization Expense of Acquired 62 0.36 69 0.40 Intangible Assets Reversal of Value Added Tax Refund 12 0.07 – – Extinguishment of Debt – – 11 0.07 Merger and Strategic Initiatives 10 0.06 81 0.47 Asset Impairment Charges – – 49 0.28 Sublease Loss Reserve – – 11 0.07 Other – – 2 – Adjustment to the Income Tax Provision to (90) (0.52) (97) (0.56) Reflect Non-GAAP Adjustments (2) Total Non-GAAP Adjustments, Net of Tax 153 0.89 128 0.74 Non-GAAP Net Income Attributable to Nasdaq $581 $3.39 $542 $3.13 and Diluted Earnings Per Share Weighted-Average Common Shares 171,283,271 173,018,849 Outstanding for Diluted Earnings Per Share
(1) Please refer to our 2015 annual report on Form 10-K for explanations of these non-GAAP adjustments.
(2) We determine the tax effect of each item based on the tax rules in the respective jurisdiction where the transaction occurred.
NASDAQ 2016 PROXY STATEMENT / 64

NASDAQ, INC. ONE LIBERTY PLAZA 49TH FLOOR NEW YORK, NY 10006 ATTN: EDWARD DITMIRE
SCAN TO
VIEW MATERIALS & VOTE
VOTE BY INTERNET- www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
SHAREHOLDER MEETING REGISTRATION:
To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E02234-P74351 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
NASDAQ, INC. The Board of Directors recommends you vote FOR the following: 1. Election of 10 Directors For Against Abstain Nominees 1a. Charlene T. Begley 1b. Steven D. Black 1c. Börje E. Ekholm 1d. Robert Greifeld 1e. Glenn H. Hutchins 1f. Essa Kazim 1g. Thomas A. Kloet 1h. Ellyn A. McColgan 1i. Michael R. Splinter 1j. Lars R. Wedenborn
The Board of Directors recommends you vote FOR For Against Abstain proposals 2 and 3. 2.Advisory vote to approve the company’s executive compensation 3.Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 The Board of Directors is seeking input on proposal 4, but is not making a voting recommendation on this proposal. 4.A Stockholder Proposal Entitled “Shareholder Proxy Access” NOTE: To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.
E02235-P74351
NASDAQ, INC.
Annual Meeting of Stockholders May 5, 2016 at 9:00 AM, EDT
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Edward S. Knight and Joan C. Conley, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Nasdaq, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on May 5, 2016, at Nasdaq’s Principal Executive Offices located at One Liberty Plaza, 50th floor, New York, NY 10006 and any adjournment or postponement thereof. Directions: Available at http://ir.nasdaq.com/annuals.cfm, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE